Exhibit 4.4

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on December 1, 2020 by and among:

1.	Connect Biopharma Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”);

2.	Connect Biopharma Hong Kong Limited, a limited liability company incorporated under the Laws of Hong Kong and a wholly owned subsidiary of the Company (“Connect HK”);

3.	Suzhou Connect Biopharma Co., Ltd. (苏州康乃徳生物医药有限公司), a limited liability company incorporated under the Laws of the PRC (“Connect Suzhou”);

4.	Connect Biopharma (Beijing) Co., Ltd. (康乃徳生物医药（北京）有限公司), a limited liability company incorporated under the Laws of the PRC (“Connect Beijing”);

5.	Connect Biopharma (Shanghai) Co., Ltd. (康乃徳生物医疗（上海）有限公司), a limited liability company incorporated under the Laws of the PRC (“Connect Shanghai”);

6.	Connect Biopharma Australia PTY LTD, a limited liability company incorporated under the Laws of Australia (“Connect Australia”);

7.	Connect Biopharm LLC, a limited liability company incorporated under the Laws of the United States (“Connect US”);

8.	Wubin Pan (潘武宾), a citizen of Canada with passport number GA336068;

9.	Zheng Wei (郑伟), a citizen of the United States with passport number 566383998 (together with Wubin Pan, each a “Founder”, and collectively the “Founders”);

10.	Connect Union Inc., a limited liability company incorporated under the Laws of the British Virgin Islands (“ESOP Holdco”);

11.	Each of the Person named on Schedule I hereto;

12.	Each of the Persons named on Schedule II hereto;

13.	Each of the Persons named on Schedule III hereto;

14.	Each of the Persons named on Schedule IV hereto;

15.	Each of the Persons named on Schedule V hereto; and

16.	Each of the Persons named on Schedule VI hereto.

Each of the parties listed above is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.	The Group Companies are engaged in the business of discovery and development of novel immune modulators for the treatment of autoimmune diseases and inflammation (the “Primary Business”).

B.

The Additional Series C Investors (as defined below) have agreed to purchase from the Company, and the Company has agreed to sell to the Additional Series C Investors, certain Series C Preferred Shares (as defined below) of the Company on the terms and conditions set forth in certain Series C Preferred Share Purchase Agreement dated as of December 1, 2020 by and among the Group Companies, the Founders, the Additional Series C Investors and other relevant parties thereto (the “Series C Preferred Share Purchase Agreement”).

C.	The Series C Preferred Share Purchase Agreement provides that this Agreement shall be executed and delivered on or prior to the Closing.

D.

The Company, the Founders, the Series A Shareholders, the Series B Shareholders, the Series C Shareholders and certain other parties named therein entered into an Amended and Restated Shareholders Agreement dated August 21, 2020 (the “Prior Agreement”).

E.

The Parties desire to amend and restate the Prior Agreement by entering into this Agreement for the governance, management and operations of the Group Companies and for the rights and obligations between and among the shareholders and the Company.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1. Definitions.

1.1 Defined Terms

Except as otherwise defined herein, the following terms shall have the meanings ascribed to them below:

“Accounting Standards” means, with respect to the Group Companies, the PRC GAAP, or IFRS, as applicable.

“Additional Series C Investors” means the Persons named on Schedule VI hereto.

“Affiliate” means, with respect to a Person, in case of a natural person, includes any other Person that is an Immediate Family Member of such Person; and, in case of a Person other than a natural person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this Agreement, the term “control” when used with respect to any Person shall mean the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “controlled” and “controlling” have meanings correlative to the foregoing. In the case of a Preferred Shareholder, the term “Affiliate” also includes (i) any shareholder of the Preferred Shareholder, (ii) any of such Preferred Shareholder’s or its shareholder’s general partners or limited partners, (iii) the fund manager managing the Preferred Shareholder or its shareholder (and general partners, limited partners and officers thereof) and other funds or entities managed by such fund manager, and (iv) trusts controlled by or for the benefit of any such Person referred to in (i), (ii) or (iii). For the avoidance of doubt, no Preferred Shareholder shall be deemed as an Affiliate of any Group Company.

“Anti-Bribery and Anti-Corruption Laws” means the PRC Criminal Law ( 《中华人民共和国刑法》), the PRC Anti-Unfair Competition Law (《中华人民共和国反不正当竞争法》), the Provisional Regulations on Anti-Commercial Bribery (《关于禁止商业贿赂行为的暂行规定》) and any other PRC anti-corruption laws, the Foreign Corrupt Practices Act of 1977 of the US and the U.K. Bribery Act, or other similar anti-corruption or anti-bribery laws of any other jurisdiction that are applicable to any Group Company, each as amended.

“Applicable Securities Laws” means (i) with respect to any offering of securities in the U.S., or any other act or omission within that jurisdiction, the securities Laws of the U.S., including the Exchange Act and the Securities Act, and any applicable securities Law of any state of the U.S., and (ii) with respect to any offering of securities in any jurisdiction other than the U.S., or any related act or omission in that jurisdiction, the applicable securities Laws of that jurisdiction.

“Advantech Capital” means Advantech Capital II Connect Partnership L.P., together with its Affiliates, successors, assignees and transferees.

“Benefit Plan” has the meaning as set forth in the Series C Preferred Share Purchase Agreement.

“Big Four Auditing Firm” means Deloitte Touche Tohmatsu, Ernst & Young, KPMG, or PricewaterhouseCoopers.

“Board” or “Board of Directors” means the board of directors of the Company as constituted from time to time.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by Law to be closed in the Cayman Islands, the PRC, New York City and Hong Kong, with respect to any action to be undertaken or notice to be given in such jurisdiction.

“CEO” means the chief executive officer of the Company and/or Connect Suzhou.

“CFO” means the chief financial officer of the Company and/or Connect Suzhou.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Closing” has the meaning as set forth in the Series C Preferred Share Purchase Agreement.

“Competitive Business” means any business that is the same as, similar to, or otherwise competing, or may compete, directly or indirectly, with the business of any Group Company.

“COO” means the chief operating officer of the Company and/or Connect Suzhou.

“Damages” means any loss, damage, claim or liability (joint or several) to which a Party hereto may become subject under the Securities Act, the Exchange Act, or other Applicable Securities Laws, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying Party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, or any other Applicable Securities Laws.

“Deemed Liquidation Event” has the meaning as set forth in Section 10.1(g).

“Director” means a director serving on the Board.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the purchase or acquisition from such Person of any of the foregoing.

“ESOP” means the share incentive option plan established by the Company under which certain Ordinary Shares held by Connect Union Inc. are reserved for future issuance to officers, directors, employees, consultants, or service providers of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means (i) a registration relating to the sale of Equity Securities to employees of the Company or a subsidiary pursuant to an ESOP, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered.

“Form F-1” means Form F-1 promulgated by the SEC under the Securities Act or any successor form or substantially similar form then in effect.

“Form F-3” means Form F-3 promulgated by the SEC under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-1” means Form S-1 promulgated by the SEC under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Founder Parties” means the Founders and BioFortune Inc.

“Force Majeure Event” means an event beyond the reasonable control of either Party, which by its nature was not foreseen by such Party, or, if it was foreseen, was not reasonably avoidable, and includes without limitation, outbreak of epidemic, acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, threat, declaration, continuation, escalation or acts of war (declared or undeclared) or acts of terrorism, any unauthorized, unlawful access by a third party to either Party’s computing systems other than as a result of such Party’s, failure or shortage of energy sources, strike, walkout, lockout or other labor trouble or shortage, delays by unaffiliated suppliers, and acts, omissions or delays in acting by any competent authority.

“Governmental Authority” means any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group Companies” means the Company, Connect HK, Connect Suzhou, Connect Beijing, Connect Shanghai, Connect Australia, Connect US and their respective Subsidiaries from time to time, each is a “Group Company” and “Group” refers to all of the Group Companies collectively.

“Holder” means any holder of Registrable Securities who is a Party to this Agreement.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“IFRS” means the International Financial Reporting Standards adopted by the International Accounting Standards Board.

“Immediate Family Member” means, with respect to any natural person, (a) such Person’s spouse, parents, parents-in-law, grandparents, children, grandchildren, siblings and siblings-in-law (in each case whether adoptive or biological), (b) spouses of such Person’s children, grandchildren and siblings (in each case whether adoptive or biological) and (c) estates, trusts, partnerships and other Persons which directly or indirectly through one or more intermediaries are controlled by the foregoing.

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.

“IPO” means the closing of the first firm commitment underwritten public offering of the Ordinary Shares of the Company (or securities representing such Ordinary Shares) or the Equity Securities of any other Group Company.

“Key Employees” means each of the Founders and the full time senior management of each of the Group Companies.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended.

“Majority Ordinary Shareholders” means the holders of at least a majority of the voting power of the issued and outstanding Ordinary Shares.

“Majority Series A Shareholders” means the holder(s) of more than fifty percent (50%) of the voting power of the issued and outstanding Series A Preferred Shares.

“Majority Series B Shareholders” means the holder(s) of more than fifty percent (50%) of the voting power of the issued and outstanding Series B Preferred Shares.

“Majority Series C Shareholders” means the holder(s) of more than fifty percent (50%) of the voting power of the issued and outstanding Series C Preferred Shares.

“M&AA” means the fourth amended and restated memorandum and articles of association of the Company, as each may be amended and/or restated from time to time.

“NMPA” means the National Medical Products Administration (国家药品监督管理局) and its local counterparts.

“Ordinary Shareholders” means the holders of the Ordinary Shares.

“Ordinary Shares” means the ordinary shares, each with a par value US$0.0001 per share, in the share capital of the Company.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other securities convertible into or exchangeable for Ordinary Shares, including, without limitation, the Preferred Shares.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“PRC GAAP” means the Corporate Accounting Standards (2014) (企业会计准则 (2014)) as promulgated by the Ministry of Finance of the PRC and as amended and in effect from time to time and their interpretations, guidelines and implementation rules, which collectively are accepted as generally accepted accounting principles in the PRC.

“Preferred Shares” means, collectively, the Series Pre-A Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

“Preferred Shareholders” means the holders of Preferred Shares.

“Qiming” means Qiming Venture Partners V, L.P., Qiming Managing Directors Fund V, L.P., Qiming Venture Partners VII, L.P., Qiming VII Strategic Investors Fund, L.P. and its Affiliates or assignees.

“Qualified IPO” means an IPO or a backdoor listing on the Stock Exchange as permitted or approved under this Agreement.

“RA Capital” means RA Capital Healthcare Fund, L.P., BLACKWELL PARTNERS LLC – SERIES A and RA Capital NEXUS Fund, L.P..

“Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (ii) any Ordinary Shares of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i); (iii) any other Ordinary Share owned or hereafter acquired by any Preferred Shareholder, including Ordinary Shares issued or issuable in respect of the Ordinary Shares described in (i)-(ii) above or any Ordinary Share Equivalents upon any share split, share dividend, recapitalization or a similar event; excluding in all cases, however, any of the foregoing sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 17.5, and excluding for purposes of Section 3, any Shares for which registration rights have terminated pursuant to Section 3.13 of this Agreement. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective registration statement.

“Registrable Securities then outstanding” means the number of shares determined by adding the number of outstanding Ordinary Shares that are Registrable Securities and the number of Ordinary Shares issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

“RMB” means Renminbi, the lawful currency of the PRC.

“SEC” means the Securities and Exchange Commission of the US.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder.

“Series Pre-A Issue Price” means US$1.5661, as adjusted for share dividends, consolidation, splits, combinations, recapitalizations or similar events.

“Series Pre-A Preferred Shares” means the Series A redeemable convertible preferred shares, each with a par value US$0.0001 per share, in the share capital of the Company.

“Series Pre-A Shareholders” means the holders of Series Pre-A Preferred Shares.

“Series A Issue Price” means US$2.3691, as adjusted for share dividends, consolidation, splits, combinations, recapitalizations or similar events.

“Series A Preferred Shares” means the Series A redeemable convertible preferred shares, each with a par value US$0.0001 per share, in the share capital of the Company.

“Series A Shareholders” means the holders of Series A Preferred Shares.

“Series B Issue Date” means December 20, 2018.

“Series B Issue Price” means US$5.4307, as adjusted for share dividends, consolidation, splits, combinations, recapitalizations or similar events.

“Series B Lead Investor” means Advantech Capital.

“Series B Preferred Shares” means the Series B redeemable convertible preferred shares, each with a par value US$0.0001 per share, in the share capital of the Company.

“Series B Shareholders” means the holders of Series B Preferred Shares.

“Series C Investors” means the Persons named on Schedule V hereto.

“Series C Issue Price” mean US$6.3233.

“Series C Issue Date” with respect to Series C Preferred Shares issued to Series C Shareholders other than Orchids Limited, means August 21, 2020; with respect to Series C Preferred Shares issued to Orchids Limited and the Additional Series C Investors, means December 1, 2020.

“Series C Preferred Shares” means the Company’s Series C redeemable convertible preferred shares, par value US$0.0001 per share.

“Series C Shareholders” means the holders of Series C Preferred Shares.

“Shanghai Minhui” means 上海旻荟企业管理咨询合伙企业（有限合伙）.

“Shareholder” means a holder of any Shares.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Stock Exchange” means the NASDAQ, the New York Stock Exchange, the Main Board of The Stock Exchange of Hong Kong Limited, the Shenzhen Stock Exchange, the Shanghai Stock Exchange, or such other internationally recognized stock exchange (other than the National Equities Exchange and Quotations (全国中小企业股份转让系统) in the PRC) as permitted or approved under this Agreement.

“Subsidiary” means, with respect to any given Person, any other Person that is controlled directly or indirectly by such given Person.

“Trade Sale” means any of the following events:

(a)

any consolidation, amalgamation, scheme of arrangement or merger of any Group Company with or into any other Person or other reorganization in which the Shareholders or shareholders of such Group Company will, immediately after such event, own less than fifty percent (50%) of such Group Company’s or surviving entity’s voting power in the aggregate immediately after such event;

(b)	a sale, lease, transfer or other disposition of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company;

(c)

a sale, transfer, lease or other disposition of all or substantially all of the assets (including Intellectual Property) of the Group Companies (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of the Group Companies); or

(d)	the exclusive licensing of all or substantially all of the Group Companies’ Intellectual Property to a third party.

“Transaction Documents” has the meaning set forth in the Series C Preferred Share Purchase Agreement.

“US” means the United States of America.

“US$” means the US dollars, the lawful currency of the US.

“Vast Majority Shareholders” means (i) the Majority Ordinary Shareholders; and (ii) the holders of at least two thirds of the voting power of the issued and outstanding Preferred Shares (calculated on a fully-diluted and as-converted basis).

1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Additional Number	Section 4.4(b)
Additional Offered Shares	Section 5.2(b)
Agreement	Preamble
Arbitration Notice	Section 16.2(a)
Available Fund	Section 9.2(a)
CFC	Section 14.3
Code	Section 14.3
Company	Preamble
Competitor	Section 5.6(a)
Confidential Information	Section 17.1(a)
Conversion Notice	Section 11.1(c)

Connect Australia	Preamble
Connect Beijing	Preamble
Connect HK	Preamble
Connect Shanghai	Preamble
Connect Suzhou	Preamble
Connect US	Preamble
Demand Notice	Section 3.2(a)
Dispute	Section 16.2
Drag-Along Sale	Section 6.1
Drag Holder	Section 6.1
Drag Notice	Section 6.1
ESOP Holdco	Preamble
Exercising Shareholder	Section 5.2(b)
Financing Terms	Section 17.1(a)
First Participation Notice	Section 4.4(a)
First Participation Period	Section 4.4(a)
Founder Directors	Section 8.1
Founder/Founders	Preamble
HKIAC	Section 16.2(b)
HKIAC Rules	Section 16.2(b)
Liquidation Payment Notice	Section 10.1(f)
New Securities	Section 4.3
Offered Shares	Section 5.2(a)
Offeror	Section 6.1
Option Period	Section 5.2(b)
Other Shareholders	Section 6.1
Over-Exercising Shareholders	Section 5.2(b)
Party/Parties	Preamble
PFIC	Section 14.4
Preemptive Right	Section 7.1
Preemptive Rights Holder	Section 7.1
Prior Agreement	Recital
Pro Rata Share	Section 4.2
QEF Election	Section 14.4
Redemption Event	Section 9.1
Redemption Payment Notice	Section 9.2(b)
Restricted Holder	Section 5.1(a)
Rights Holder	Section 4.1
Right Participants	Section 4.4(b)
ROFR Shareholder	Section 5.2(b)
Second Participation Notice	Section 4.4(b)
Second Participation Period	Section 4.4(b)
Second Transfer Notice	Section 5.2(b)
Series A Director	Section 8.1
Series A Preference Amount	Section 10.1(c)
Series A Redemption Price	Section 9.1(c)

Series A Redemption Request	Section 9.1(c)
Series B Director	Section 8.1
Series B Preference Amount	Section 10.1(b)
Series B Redemption Price	Section 9.1(b)
Series B Redemption Request	Section 9.1(b)
Series C Director	Section 8.1
Series C Preference Amount	Section 10.1(a)
Series C Preferred Share Purchase Agreement	Recitals
Series C Redemption Price	Section 9.1(a)
Series C Redemption Request	Section 9.1(a)
Series Pre-A Preference Amount	Section 10.1(d)
Subsidiary Board	Section 8.1
Target QIPO Date	Section 9.1
Transfer	Section 5.1(a)
Transfer Notice	Section 5.2(a)
Transferor	Section 5.2(a)

1.3 Interpretation.

In this Agreement, except to the extent otherwise provided or that the context otherwise requires,

(a) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b) Whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d) References to a Party or a Person are also to its successors and permitted assigns;

(e) Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa;

(f) References to any date and time refers to Hong Kong date and time, respectively; and

(g) All representations, warranties, indemnities (if any), covenants, agreements and obligations given or entered into by the holders of Preferred Shares under this Agreement or other Transaction Documents are given or entered into on a several (but not joint, or joint and several) basis.

2. Information and Inspection Rights.

2.1 Information Rights. The Board and/or the Company shall deliver to each Preferred Shareholder the following documents, statements, reports or information:

(a) within ninety (90) days after the end of each fiscal year of the Company, an audited consolidated balance sheet, income statement and other financial statement for the Group for such fiscal year, prepared in accordance with the Accounting Standards and audited and certified by a Big Four Auditing Firm or other auditor of international repute appointed by the Board;

(b) within sixty (60) days after the end of each fiscal year of the Company, an unaudited consolidated balance sheet, income statement and other financial statement for the Group for such fiscal year, prepared in accordance with the Accounting Standards;

(c) within forty-five (45) days after the end of each of the fiscal quarters, an up-to-date capitalization table, an unaudited consolidated balance sheet, income statement and other financial statement for the Group for such quarter, prepared in accordance with the Accounting Standards;

(d) an annual budget and operating plan within thirty (30) days following the beginning of each fiscal year;

(e) copies of all documents or other information delivered to all other Shareholders;

(f) meeting minutes and resolutions of any board or shareholders meeting of any Group Company within five (5) Business Days after such board or shareholders meeting is convened (or, in the case of any written resolutions passed by the board or shareholders of any Group Company in lieu of a meeting, such written resolutions within five (5) Business Days after their effective date);

(g) any material reports publicly filed by the Company or any other Group Company with any relevant securities exchange, regulatory authority or other Governmental Authority, which involves or may involve any interest of the holders of any Preferred Shares under this Agreement; and

(h) as soon as practicable, any other information reasonably requested by any holder of Preferred Shares.

2.2 Inspection Rights. Each Preferred Shareholder shall have the right, at its own expense, to reasonably inspect facilities, properties, records and books of each Group Company at any time during regular working hours on reasonable prior notice to such Group Company and the right to discuss the business, operation and conditions of a Group Company with any Group Company’s directors, officers, employees, accountants, auditors, legal counsels and investment bankers and the Company and Connect Suzhou shall, and shall cause the other Group Companies to, cooperate with and grant access to the requesting Shareholder. Exercise of the above inspection right shall comply with relevant Laws and shall not disrupt the ordinary course of business of the Group Companies; provided that such exercise of inspection right shall not exceed one time in each fiscal year. If any major issue is discovered, any Shareholder shall have the right, at its own expense, to appoint an auditor to audit the financial statements of the Group Companies in accordance with the Accounting Standards. If major differences exist between the auditing results of the auditor appointed by the Board and the Shareholder, and are accepted by the Board, then the Company shall bear the expenses of the appointment of the auditor by the Shareholder. The Company shall, and shall cause each Group Company to, provide the auditor appointed by the Shareholder with access to the facilities, books and records of the Group Companies, and with reasonable assistance in furtherance of the auditing work. The auditing results shall be reported to the Board, the CEO, the CFO and the Shareholders.

3. Registration Rights.

3.1 Intent. The terms of Section 3 are drafted primarily in contemplation of an offering of securities in the US. The Parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the US where registration rights have significance or that the Company might effect an offering in the US in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(a) it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the US but the Parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the US shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(b) it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the Vast Majority Shareholders to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the US as if the Company had listed Ordinary Shares in lieu of such derivative securities.

3.2 Demand Registration.

(a) Registration on Form F-1 or Form S-1. If at any time after the earlier of (i) Target QIPO Date or (ii) 180 days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least 10% of the Registrable Securities then outstanding that the Company file a Form F-1 or Form S-1 registration statement (or any other comparable form of registration in any jurisdiction) with respect to at least 10% of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed US$10 million), then the Company shall (x) within 10 days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within 60 days after the date such request is given by the Initiating Holders, file a Form F-1 or Form S-1 registration statement under the Securities Act covering all Registrable Securities that the

Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 3.2(c) and 3.4.

(b) Registration on Form F-3 or Form S-3. If at any time when it is eligible to use a Form F-3 or Form S-3 registration statement, the Company receives a request from Holders of at least 10% of the Registrable Securities then outstanding that the Company file a Form F-3 or Form S-3 registration statement (or any comparable form of registration in any jurisdiction) with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least US$2 million, then the Company shall (i) within 10 days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within 45 days after the date such request is given by the Initiating Holders, file a Form F-3 or Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 3.2(c) and 3.4.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 3.2 a certificate signed by the Company’s CEO stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its Shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 90 days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any 12 month period; and provided further that the Company shall not register any Equity Securities for its own account or that of any other stockholder during such 90-day period other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 3.2(a) (i) during the period that is 60 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 180 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected three (3) registrations pursuant to Section 3.2(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form F-3 or Form S-3 pursuant to a request made pursuant to Section 3.2(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 3.2(b) (i) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Section 3.2(b). A registration shall not be counted as “effected” for purposes of this Section 3.2(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 3.7, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 3.2(d).

3.3 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for Shareholders other than the Holders) any of its Equity Securities under the Securities Act in connection with the public offering of such Equity Securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within 20 days after such notice is given by the Company, the Company shall, subject to the provisions of Section 3.4, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. If a Holder decides not to include all or any of its Registrable Securities in such registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company, all upon the terms and conditions set forth herein. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.3 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 3.7.

3.4 Underwriting Requirements.

(a) If, pursuant to Section 3.2, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3.2, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 3.5(e)) enter into an underwriting agreement in customary form with terms which are reasonably acceptable to a majority in interest of the Initiating Holders with the underwriter(s) selected for such underwriting. If any Holder disapproves the terms of any underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s) delivered at least ten (10) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the registration. Notwithstanding any other provision of this Section 3.4, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities requested by each Holder to be included or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s Equity Securities pursuant to Section 3.3, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If any Holder disapproves the terms of any underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s) delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the registration. If the total number of securities, including Registrable Securities, requested by Shareholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine in good faith that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities requested by each selling Holder to be included or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold for the account of the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below 30% of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other Shareholder’s securities are included in such offering.

(c) For purposes of Section 3.2, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 3.4(a), fewer than 50% of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

3.5 Obligations of the Company. Whenever required under this Section 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective until the distribution contemplated in the registration statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus (or a similar document) used in connection with such registration statement, as may be necessary to comply with the Applicable Securities Laws in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus (or a similar document), including a preliminary prospectus, as required by the Applicable Securities Laws, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under Applicable Securities Laws of any jurisdiction as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus (or a similar document) forming a part of such registration statement has been filed;

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus (or a similar document);

(k) promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus (or a similar document) relating thereto is required to be delivered under Applicable Securities Laws of (A) the issuance of any stop order by the SEC, or (B) the happening of any event or the existence of any condition as a result of which any prospectus (or a similar document) included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus (or a similar document) to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus (or a similar document) as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus (or a similar document) shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus (or a similar document), as supplemented or amended, shall comply with law;

(l) use its reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus (or a similar document), and, if such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(m) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a registration pursuant to this Agreement, (A) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of (x) the effective date of the final registration statement covering such Registrable Securities, and (y) the closing date of the sale of the Registrable Securities, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(n) otherwise comply with all applicable rules and regulations of the SEC to the extent applicable to the applicable Registration Statement and use its commercially reasonable efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(o) not, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, make any offer relating to the Equity Securities that would constitute a “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act;

(p) provide a special legal opinion issued by a qualified counsel, at the cost of the Group Companies, if any special legal opinion is requested by the Company, the Company’s underwriter or underwriters, or any of their counsels; and

(q) take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with a Qualified IPO, the primary exchange on which the Company’s securities will be traded.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

3.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

3.7 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 3, including all registration, filing, and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for the Company, and fees and disbursements of counsel of the Initiating Shareholders of up to an aggregate of US$100,000 in connection with any registration, and if requested by the Company, the Company’s underwriter or underwriters, or any of their counsels, the costs and expenses incurred in connection with any special legal opinion, shall be borne and paid (or reimbursed) by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 3.2(a) or 3.2(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant Sections 3.2(a) or 3.2(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 3 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

3.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

3.9 Registration-Related Indemnification. If any Registrable Securities are included in a registration statement under this Section 3:

(a) To the extent permitted by Law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and shareholder of each such Holder; legal counsel for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 3.9(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by Law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any) who controls (as defined in the Securities Act) the Company, legal counsel for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 3.9(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 3.9(b) and 3.9(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 3.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.9, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.9, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.9.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 3.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 3.9, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 3.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 3.9(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 3.9 shall survive the completion of any offering of Registrable Securities in a registration under this Section 3, and otherwise shall survive the termination of this Agreement.

3.10 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any comparable provision of any other Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3 (or any comparable form in any jurisdiction), the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144 (or comparable provision, if any, under the Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of under all Applicable Securities Laws (at any time after 90 days after the effective date of the registration statement filed by the Company for the IPO), or at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any comparable form under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3 or Form S-3 (or any comparable form under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed).

3.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that allow such holder or prospective holder to initiate a demand for registration of any Equity Securities held by such holder or prospective holder.

3.12 “Market Stand-off” Agreement. Each Holder hereby agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus (or a similar document) relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus (or a similar document)) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company owned immediately prior to the date of the final prospectus (or a similar document) relating to the Company’s IPO (other than those included in such offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (x) the forgoing provisions of this Section shall not apply to the sale of any Equity Securities of the Company to an underwriter pursuant to any underwriting agreement, and shall not be applicable to any Holder unless all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company (calculated on an as-converted to Ordinary Share basis) are bound by restrictions at least as restrictive as those applicable to any such Holder pursuant to this Section, (y) this Section shall not apply to a Holder to the extent that any other Person subject to substantially similar restrictions is released in whole or in part, and (z) the lockup agreements shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement.

3.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 3.2 or 3.3 shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event;

(b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s Registrable Securities without limitation during a three-month period without registration; and

(c) the date that is the fifth anniversary of the date of closing of a Qualified IPO.

4. Preemptive Right.

4.1 General. The Company hereby grants to each of the Preferred Shareholders (“Rights Holder”) the right of first refusal to purchase up to all of such Rights Holder’s Pro Rata Share (as defined below) of any New Securities (as defined below), and the right to oversubscribe if any other Rights Holder elects not to purchase its Pro Rata Share of such New Securities, at the same price and subject to the same terms and conditions as offered to the other purchaser(s) (the “Preemptive Right”).

4.2 Pro Rata Share. A Rights Holder’s “Pro Rata Share” for purposes of the Preemptive Right shall be equal to (i) the total number of the New Securities, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of Ordinary Shares (calculated on an as-converted but otherwise non-diluted basis) held by such Rights Holder and the denominator of which shall be the total number of Ordinary Shares (calculated on an as-converted but otherwise non-diluted basis) then outstanding in each case immediately prior to the issuance of New Securities giving rise to the Preemptive Right.

4.3 New Securities. For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued from time to time after the date hereof, EXCEPT FOR:

(a) any Ordinary Shares or Ordinary Share Equivalents issued under the ESOP approved by the Shareholders and the Board in accordance with this Agreement and the M&AA;

(b) any Ordinary Shares or Ordinary Share Equivalents issued or issuable upon the conversion of the Preferred Shares;

(c) any Preferred Shares issued under the Series C Preferred Share Purchase Agreement;

(d) any Equity Securities of the Company issued as a dividend or distribution on any Preferred Shares;

(e) any Equity Securities of the Company issued in connection with any share split or subdivision, share dividend, reclassification or other similar event in which all Rights Holders are entitled to participate on a pro rata basis in accordance with their respective shareholding percentages in the Company (calculated on a fully-diluted and as-converted basis) immediately prior to the consummation of such transaction;

(f) any Equity Securities of the Company issued pursuant to the Qualified IPO;

(g) any Series C Preferred Shares issued pursuant to 12.2 (c); and

(h) any Equity Securities of the Company issued pursuant to the bona fide acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, provided that the requisite approval for such transaction pursuant to Section 7.2 has been obtained.

4.4 Procedures.

(a) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities, and the identity and address of the proposed subscribers or purchasers for such New Securities. Each Rights Holder shall have thirty (30) days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree in writing to purchase up to such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share). If any Rights Holder fails to so respond in writing within the First Participation Period, then such Rights Holder shall forfeit the right hereunder to purchase its Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(b) Second Participation Notice; Oversubscription. If any Rights Holder fails or declines to exercise its Preemptive Right in full in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to the other Rights Holders who exercised their Preemptive Right in full in accordance with subsection (a) above (the “Right Participants”) within three (3) Business Days of the expiry of the First Participation Period. Each Right Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days of the telephone notice. If, as a result thereof, the aggregate Additional Number exceeds the total number of the remaining New Securities available for purchase, each Right Participant’s Additional Number shall be reduced to the lesser of (x) the Additional Number, and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for oversubscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted but otherwise non-diluted basis) held by such oversubscribing Right Participant immediately prior to the exercise of the Preemptive Right and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted but otherwise non-diluted basis) held by all the oversubscribing Right Participants immediately prior to the exercise of the Preemptive Right; provided that in no event shall any Right Participant’s aggregate shareholding percentage in the Company immediately after such purchase of Additional Number exceeds twenty-five percent (25%) of the total outstanding share capital of the Company. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 4.4 and the Company shall so notify the Right Participants within fifteen (15) Business Days following the date of the Second Participation Notice.

4.5 Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Rights Holder exercises the Preemptive Right within the First Participation Period, the Company shall have one hundred (100) days thereafter to sell any New Securities described in the First Participation Notice with respect to which the Preemptive Right hereunder were not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than those specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such one hundred (100) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 4.

4.6 Assignment to Affiliates. Any Rights Holder shall be entitled to assign its right to purchase any New Securities pursuant to this to any of its Affiliates (which shall not be a Competitor (as defined below) of the Company) upon written notice to the Company, provided that such Affiliate executes a deed of adherence substantially in the form set out in Exhibit I and becomes a party to, and is bound by, this Agreement.

5. Transfer Restrictions.

5.1 Share Transfer Restriction.

(a) Subject to this Section 5 hereof, at any time before a Qualified IPO is consummated, (i) without the prior written approval of the Vast Majority Shareholders, each of the Founder Parties and any employee directly or indirectly owns more than 1% of the total share capital of the Company (each, a “Restricted Holder”) shall not sell, transfer, assign, pledge, hypothecate or otherwise encumber or dispose of in any way or otherwise grant any interest or right with respect to (“Transfer”), its Equity Securities in the Company, directly or indirectly, now or hereafter, owned or held by it; and (ii) without the prior written approval of the Founder Parties, Shanghai Minhui shall not Transfer its Equity Securities in the Company, directly or indirectly, now or hereafter, owned or held by it. The Restricted Holder and all other Ordinary and Preferred Shareholders shall not, in any way, Transfer its Equity Securities in the Company, directly or indirectly, now or hereafter, owned or held by it to any Competitor (as defined below) without the consent of the Company.

(b) Notwithstanding any other provision of this Agreement, no Transfer of Equity Securities in the Company may be made by any Restricted Holder, Ordinary and Preferred Shareholders unless (a) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to a deed of adherence substantially in the form of Exhibit I and (b) the Transfer complies with all respects with applicable securities laws, including the inclusion of any required legend covering applicable securities laws on certificates Transferred or newly issued in respect of such Equity Securities.

(c) Any Transfer of Equity Securities of the Company not made in compliance with this Agreement and other Transaction Documents (as applicable) shall be null and void as against the Company, shall not be recorded on the books of the Company and shall not be recognized by the Company or any other Party.

(d) Each of the Restricted Holders and Shanghai Minhui agrees not to circumvent or otherwise avoid the transfer restrictions or intent thereof set forth in this Agreement, whether by holding the Equity Securities of the Company indirectly through another Person or by causing or effecting, directly or indirectly, the Transfer or issuance of any Equity

Securities by any such Person, or otherwise. Each Restricted Holder furthermore agrees that, so long as any of the Founder Parties is bound by this Agreement, the Transfer, sale or issuance of any Equity Securities held by ESOP Holdco without the prior approval of the Vast Majority Shareholders and the Board shall be prohibited, and each such Restricted Holder agrees not to make, cause or permit any Transfer, sale or issuance of any Equity Securities held by ESOP Holdco without the prior approval of the Vast Majority Shareholders and the Board. Any purported Transfer, sale or issuance of any Equity Securities held by ESOP Holdco in contravention of this Agreement shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and no Party (including without limitation, any of the Founder Parties) shall recognize any such Transfer, sale or issuance. Notwithstanding the foregoing, the above restrictions on Transfer, sale or issuance of Equity Securities held by ESOP Holdco shall not apply to the implementation of the ESOP approved pursuant to Section 1.1(a)(j).

(e) In order to ensure compliance with the terms of this Agreement and other Transaction Documents (as applicable), the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company acts as transfer agent for its own securities, it may make appropriate notations to the same effect in its own records.

5.2 Rights of First Refusal.

(a) Transfer Notice. If any Ordinary Shareholder (a “Transferor”) proposes to Transfer all or a portion of its Equity Securities, held directly or indirectly, of the Company or any interest therein to any third parties, then the Transferor shall give the Company and each of the Preferred Shareholders a written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include (i) a description of the Equity Securities to be Transferred (the “Offered Shares”), (ii) the identity and address of the prospective transferee and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall also certify that the Transferor has received a definitive offer from the prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(b) Option of the ROFR Shareholders.

The Preferred Shareholders (each, individually, a “ROFR Shareholder”, and collectively, the “ROFR Shareholders”) shall have an option for a period of thirty (30) Days following receipt of the Transfer Notice (the “Option Period”) to determine whether to elect to purchase all or a portion of its respective Pro Rata Share of the Offered Shares, at the same price and subject to the same terms and conditions as described in the Transfer Notice, exercisable by written notice to the Transferor and the Company before expiration of the Option Period.

If any ROFR Shareholder fails or declines to exercise its right of first refusal in accordance with the above, the Transferor shall promptly give notice (the “Second Transfer Notice”) to the ROFR Purchasers electing to fully purchase all of its Pro Rata Share of the Offered Shares (the “Over-Exercising Shareholders”). Each Over-Exercising Shareholder shall have five (5) Business Days from the date of the Second Transfer Notice to notify the Transferor of its desire to purchase more than its Pro Rata Share of the Offered Shares, stating the number of the additional Offered Shares it proposes to purchase (the “Additional Offered Shares”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days of the telephone notice. If, as a result thereof, such over-exercising exceeds the total number of the remaining Offered Shares available for purchase, each Over-Exercising Shareholder will be cut back with respect to its over-exercising to such number of remaining Offered Shares equal to the lesser of (x) the Additional Offered Shares and (y) the product obtained by multiplying (i) the number of the remaining Offered Shares available for purchase by (ii) a fraction, the numerator of which is the number of Ordinary Shares held by such Over-Exercising Shareholder (calculated on an as-converted but otherwise non-diluted basis) and the denominator of which is the total number of Ordinary Shares held by all the Over-Exercising Shareholders (calculated on an as-converted but otherwise non-diluted basis); provided that in no event shall any Over-Exercising Shareholder’s aggregate shareholding percentage in the Company immediately after such purchase of Additional Offered Shares exceed twenty-five percent (25%) of the total outstanding share capital of the Company.

A ROFR Shareholder’s “Pro Rata Share” of such Offered Shares shall be equal to (i) the total number of such Offered Shares, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of Ordinary Shares (calculated on an as-converted but otherwise non-diluted basis) held by such ROFR Shareholder on the date of the Transfer Notice and the denominator of which shall be the total number of Ordinary Shares (calculated on an as-converted but otherwise non-diluted basis) held by all ROFR Shareholders on such date.

Subject to applicable securities Laws, each ROFR Shareholder who elects to exercise its right of first refusal in whole or in part pursuant to this Section 5.2 (the “Exercising Shareholder”) shall be entitled to apportion Offered Shares to be purchased among its Affiliates (which shall not be the Competitor (as defined below) of the Company), provided that such Exercising Shareholder notifies the Transferor in writing in advance and such Affiliates shall execute and deliver such documents (including a deed of adherence substantially in the form set out in Exhibit I) and take such other actions as may be necessary for such Affiliates to join in and be bound by the terms of this Agreement and other Transaction Documents (as applicable) as a “Preferred Shareholder” (as the case may be, and if not already a Party hereto) upon and after such Transfer.

5.3 Right of Co-Sale.

(a) To the extent any of the ROFR Shareholders does not exercise its right of first refusal as to any of its Pro Rata Share of the Offered Shares proposed to be sold by the Transferor to the other third party transferee identified in the Transfer Notice, the Transferor shall promptly give written notice (the “Co-Sale Notice”) thereof to each such ROFR Shareholder not exercising its right of first refusal pursuant to Section 5.2 (each, a “CSR Shareholder”), specifying the total number of the Offered Shares in the Transfer (the “Co-Sale Shares”), including both Equity Securities to be Transferred to the third party transferee and Equity Securities to be Transferred to the Exercising Shareholders. Each CSR Shareholder shall have the right to participate in such sale to the third party transferee and/or Exercising Shareholders identified in the Transfer Notice of the Co-Sale Shares, on the same terms and conditions as specified in the Transfer Notice (but in no event less favorable than the terms and conditions offered to the Transferor) by notifying the Transferor in writing within fifteen (15) Days following the date of the Co-Sale Notice. Such CSR Shareholder’s notice to the Transferor shall set forth the number of Preferred Shares (on both an absolute and as-converted to Ordinary Shares basis) that such CSR Shareholder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such CSR Shareholder. To the extent one or more ROFR Shareholders exercise such right of co-sale, the number of Offered Shares that the Transferor may sell in the Transfer to the third-party transferee and/or Exercising Shareholders identified in the Transfer Notice shall be correspondingly reduced. If the proposed transferee or Exercising Shareholder in any Transfer of the Offered Shares refuses to purchase from any CSR Shareholder electing to participate in such sale, the Transferor shall not consummate such Transfer of the Offered Shares to such proposed transferee or Exercising Shareholder.

(b) Co-Sale Pro Rata Portion. The total number of Equity Securities that each CSR Shareholder may elect to sell shall be equal to the product of (i) the aggregate number of the Co-Sale Shares, multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted but otherwise non-diluted basis) owned by such CSR Shareholder on the date of the Transfer Notice and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted but otherwise non-diluted basis) held by all CSR Shareholders and the selling Transferor immediately on the date of the Transfer Notice (the “Co-Sale Pro Rata Portion”).

(c) If any Transferor Transfers all or a portion of its Equity Securities of the Company not in compliance with the terms set forth in Section 5.3, CSR Shareholders is entitled to transfer its Co-Sale Shares to the Transferor in default and the Transferor in default shall purchase such Co-Sale Shares upon the terms and conditions specified in the Transfer Notice.

5.4 Non-Exercise of Rights.

In the event that the ROFR Shareholders: (i) do not elect to purchase the Offered Shares in accordance with Section 5.2, and (ii) do not exercise their rights to participate in the sale of Offered Shares in accordance with Section 5.3, and/or expressly notify the Transferor that they do not intend to excise such aforementioned rights within thirty (30) Days after receiving the Transfer Notice, the Transferor may, no later than one hundred (100) days following the expiration of the Option Period, transfer the Offered Shares to the transferee identified in the Transfer Notice upon the terms and conditions specified in the Transfer Notice, and shall deliver a sealed copy of such Transfer agreement to the ROFR Shareholders with fifteen (15) days after the execution thereof. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Ordinary Shares by the Transferor, shall again be subject to the right of first refusal and the co-sale right of the ROFR Shareholders and shall require compliance by the Transferor with the procedures described in Section 5 of this Agreement.

5.5 Exempt Transfers

Notwithstanding anything to the contrary contained herein, the transfer restrictions under this Section 5.1 to 5.4 shall not apply to (i) transfer of any Equity Securities now or hereafter held by any Founder Party/Ordinary Shareholder to any entity wholly held by such Person, (ii) transfer of any Equity Securities pursuant to the ESOP, and (iii) transfer of the Equity Securities directly or indirectly held by any Founder Party to the children or spouse of such Person, or to trusts for the benefit of such Persons, for bona fide estate planning purposes.

5.6 Preferred Shareholders’ Transfer

(a) Notwithstanding anything to the contrary in this Agreement and other Transaction Documents, each Shareholder agrees that, without the prior written consent of the Company, it shall not transfer or sell any Equity Security or any rights/interests under the Transaction Documents held by it to any Competitor of the Group Companies. For the purpose of this Agreement, a “Competitor” of the Group Companies means the entities engaging in any drug discovery and development program that has the same drug target as any of the Company’s three most advanced programs among the five drug candidates nominated by the Company.

(b) Except as otherwise provided under this Agreement or applicable Laws, the Preferred Shareholders may Transfer its interest in the Equity Securities of the Company to any third parties, free of any restrictions.

(c) Each party agrees that in the event any Preferred Shareholder Transfers all or any portion of its interest of Equity Securities in the Company, the privileges or preferred rights entitled by the Preferred Shareholders shall also transfer to the transferee accordingly, provided however that the transferee shall commit to take all obligations the Preferred Shareholder bears under Transaction Documents, including the Charter Documents.

5.7 Accession by permitted transferees

Each permitted transferee of Shares under this Section 5 (if not already a Party hereto) shall execute and deliver such documents and take such other actions as may be necessary for such permitted transferee to join in and be bound by the terms of this Agreement and other Transaction Documents (as applicable) upon and after such transfer.

6. Drag-Along Right.

6.1 Approval and Drag Notice. Notwithstanding anything to the contrary contained herein, if Series B Lead Investor or RA Capital (the “Drag Holder”) proposes a Trade Sale (a “Drag-Along Sale”) of the Company to any bona fide Person (the “Offeror”) and such Drag-Along Sale has been approved by the Board, the Majority Ordinary Shareholders, the Majority Series C Shareholders, the Majority Series B Shareholders and the Majority Series A Shareholders, (a) each Group Company shall, and each Shareholder shall procure each Group Company to, promptly obtain all necessary approvals, consents and waivers as the Drag Holder and/or the Offeror may reasonably require in connection with the consummation of such Drag-Along Sale, including without limitation any necessary third party consent for effecting a change in control of any Group Company in consequence of such Drag-Along Sale that would otherwise be restricted under any Contracts to which any Group Company is a party or is bound thereunder; and (b) the Company shall promptly deliver a written notice (the “Drag Notice”) to notify each other Shareholder (“Other Shareholders”) of such approval and the material terms and conditions of such proposed Drag-Along Sale, whereupon each such Other Shareholder shall, in accordance with instructions received from the Company at the direction of the Drag Holder:

(a) sell, at the same time and on the same terms and conditions as the Drag Holder sell to the Offeror, all of its Equity Securities of the Company or the same percentage of its Equity Securities of the Company as the Drag Holder sell;

(b) vote all of its Equity Securities of the Company, and cause the director(s) appointed by it to the board of directors (or similar governing body) of any Group Company pursuant to Section 8.1 to vote at the relevant board meetings of such Group Company, (i) in favor of such Drag-Along Sale, (ii) against any other consolidation, recapitalization, amalgamation, merger, sale of securities, sale of assets, business combination, or transaction that would interfere with, delay, restrict, or otherwise adversely affect such Drag-Along Sale, and (iii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to such Drag-Along Sale or that could result in any of the conditions to the closing obligations under such agreement(s) not being fulfilled, and, in connection therewith, to be present (in person or by proxy) at all relevant meetings of the shareholders of the Company (or adjournments thereof) or to approve and execute all relevant written consents in lieu of a meeting;

(c) not exercise any dissenters’ or appraisal rights under applicable Laws with respect to such Drag-Along Sale; and

(d) take all necessary actions in connection with the consummation of such Drag-Along Sale as reasonably requested by the Drag Holder, including but not limited to the execution and delivery of any share transfer or other agreements prepared in connection with such Drag-Along Sale, and the delivery of any share certificates.

6.2 Other Terms of Drag-Along Sale. In any Drag-Along Sale, (i) each Shareholder shall bear a proportionate share (based upon the relative proceeds received in such transaction) of the Drag Holder’s reasonable expenses incurred in the transaction, including, without limitation, legal and accounting fees and expenses, and (ii) each Shareholder shall severally, not jointly, join on a pro rata basis (based upon the relative proceeds received in such transaction) in any indemnification or other obligations that are part of the terms and conditions of such Drag-Along Sale (other than those that relate specifically to a particular Shareholder, such as indemnification with respect to representations and warranties given by such Shareholder regarding such Shareholder’s title to and ownership of shares, due authorization, enforceability, and no conflicts, which shall instead be given solely by such Shareholder) but only up to the net proceeds paid to such Shareholder in connection with such Drag-Along Sale. Without limiting the foregoing sentence, no Shareholder who is not an employee or officer or controlling shareholder of a Group Company shall be required to make any representations or warranties other than with respect to itself (including due authorization, title to shares, enforceability of applicable agreements, and similar representations and warranties). For the avoidance of doubt, all proceeds generated from such Drag-Along Sale shall be distributed among the Shareholders in accordance with Section 10.

6.3 Irrevocable Power of Attorney and Proxy. In the event that any Other Shareholder refuses to or fails to take any of the foregoing actions under Section 6.1, such Other Shareholder hereby grants to the Drag Holder an irrevocable proxy to vote such Other Shareholder’s Equity Securities of the Company, and to execute and deliver any and all written resolutions or consents of shareholders for and on behalf of such Other Shareholder, in accordance with such Other Shareholder’s agreements in this Section 6 and a power of attorney to execute and deliver in the name and on behalf of such Other Shareholder all such agreements, instruments and other documentation (including any written resolutions or consents of shareholders) as is required to sell the Equity Securities of the Company held by such Other Shareholder to the Offeror in accordance with this Section 6.

6.4 Drag-along Provisions to Control. For the avoidance of doubt, if and to the extent that there are inconsistencies between this Section 6 and any other provisions of this Agreement, the terms of this Section 6 shall prevail and control as regards the Parties.

7. Voting Rights and Reserved Matters.

7.1 Voting Right. (i) Each holder of Ordinary Shares shall be entitled to one (1) vote for each issued and outstanding Ordinary Share held by such holder of Ordinary Shares, and (ii) each holder of Preferred Shares shall be entitled to votes equal to the number of votes attaching to the number of Ordinary Shares to which such Preferred Shares held by such holder could be converted. The Preferred Shareholders shall vote together with the other Shareholders and not as a separate class except as otherwise provided in this Agreement and the Charter Documents of the Company.

7.2 Matters Requiring Approval of the Majority Ordinary Shareholders, Majority Series C Shareholders, Majority Series B Shareholders and Majority Series A Shareholders. Regardless of anything else contained herein or in the Charter Documents of any Group Company, to the extent permissible under applicable Laws, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Party shall procure each Group Company not to, and the Shareholders shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the Majority Ordinary Shareholders, the Majority Series C Shareholders, the Majority Series B Shareholders and the Majority Series A Shareholders in advance:

(a) make any alteration or amendment to this Agreement or the M&AA and/or Charter Documents of the Company or any other Group Companies, except for amendments for the purpose of performing the transactions contemplated under the Transaction Documents;

(b) (A) create, issue, allot, increase, reduce or cancel the authorized or issued share capital of the Company and/or any other Group Company, or any Equity Securities of any Group Company convertible into, exchangeable for, or exercisable into any Equity Securities of any Group Company, or (B) purchase, repurchase, redeem or retire any Equity Securities of any Group Company or securities convertible or exchangeable into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options, rights or warrants which may require the issue of shares in the future, other than (i) the purchase, repurchase or redemption of the Equity Securities by the Company from terminated employees, officers or consultants in accordance with the ESOP and (ii) the purchase, repurchase or redemption of any Equity Securities of any Group Company as permitted under this Agreement or the other Transaction Documents, and in circumstances of (A) and (B) above, except for any of the foregoing matters solely between any Group Company and its wholly-owned Subsidiary, or (C) do any act which has the effect of diluting or reducing the effective shareholding of any series of the Preferred Shareholders in the Company (including increasing shares reserved under ESOP other than what has been agreed in the Transaction Documents);

(c) pass any resolution approving dissolution of any Group Companies, any combination, reorganization or liquidation or application for appointment of receiver, bankruptcy trustee, manager, judicial administrator or likewise, including the commencement of or consent to any proceeding seeking (i) to adjudicate any Group Company as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization, termination or arrangement of any of the Group Companies under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(d) take or permit any action that reclassifies any outstanding Shares into shares having rights, preferences, privileges or powers senior to or on a parity with any of the Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise; or any amendment, change, restrict or cancel of the rights, preferences, privileges or powers of the Preferred Shares;

(e) any public offering of any Equity Securities of any Group Company (including appointment or change of underwriters, auditors or legal counsels, and the determination of the time, valuation, stock exchange, or venue therefor);

(f) effect any merger or consolidation or any other Deemed Liquidation Event.

For the avoidance of doubt, for any matters aforementioned within the power of the Board, it shall be further approved by the Board.

7.3 Matters Requiring Approval of Investor Directors. Regardless of anything else contained herein or in the Charter Documents of any Group Company, to the extent permissible under applicable Laws, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Party shall procure each Group Company not to, and the Shareholders shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in advance in writing by a majority of the votes of the directors of the Company, including the affirmative votes of the Investor Directors:

(a) sell, transfer, assign, mortgage, pledge, lease or otherwise dispose any legal and/or beneficial interests in itself, or in any other entity, or all or substantially all goodwill or material assets (including any Intellectual Property rights) of any Group Company in excess of USD$1,000,000;

(b) make loan directly or indirectly, or provide any guarantee or compensation for any director or senior manager of any Group Company in excess of RMB1,000,000, whether individually or through a series of transactions;

(c) any loan from banks or other financial institutions in excess of USD$1,000,000, or issuance of indentures or bonds pledged by assets of the Company or any other Group Companies, except those in the ordinary course of business consistent with its past practice or within the approved annual budget;

(d) purchase or lease any real estate in excess of USD$1,000,000, except those in the ordinary course of business consistent with its past practice or within the approved annual budget;

(e) formulate or amend any annual business plan, any annual budget or final settlement of the Group Companies (on a consolidated basis);

(f) terminate or materially change the Primary Business of the Group Companies (including its nature and scope) or any material portion of the business of any Group Company;

(g) any declaration, set aside or payment of a dividend or other form of distribution (regardless of whether such dividend or distribution is interim or final), capitalization of reserves or other distribution by any Group Company or the adoption of, or any change to, the dividend policy of any Group Company, except for any distribution solely between the Group Companies;

(h) any transaction for transferring or licensing of Intellectual Property (whether as licensor, licensee, sub-licensor, sub-licensee, or in other capacities), except those in the ordinary course of business consistent with its past practice;

(i) appointment or change of auditors of any Group Company or change of the Company’s accounting policy or fiscal year;

(j) approve, change or amend the terms of ESOP (for the avoidance of doubt, not including the implementation of the approved ESOP);

(k) any transfer of cash of assets worth of more than US$2,000,000 among the Group Companies or their Affiliates, except those in the ordinary course of business consistent with its past practice or within the approved annual budget;

(l) appointment of general manager, CFO, or COO regardless of the compensation level for any of them, or appointment of any other employee whose total annual cash compensation (base salary and bonus) is more than US$500,000;

(m) any action by a Group Company to agree, authorize, approve, enter into, commit to or effect any agreement or obligation with respect to any action listed above.

8. Corporate Governance.

8.1 Board of Directors. The Company shall have, and the Parties hereto agree to cause the Company to have, a Board consisting of seven (7) Directors, with the composition of the Board as follows: (i) the Founders shall be exclusively entitled to designate, appoint, remove, replace and reappoint four (4) Directors (the “Founder Directors”); (ii) for so long as Qiming directly or indirectly holds no less than seven percent (7%) of the outstanding share capital of the Company (on a fully diluted and as-converted basis), Qiming shall be exclusively entitled to designate, appoint, remove, replace and reappoint one (1) Director (the “Series A Director”); (iii) for so long as Advantech Capital directly or indirectly holds no less than seven percent (7%) of the outstanding share capital of the Company (on a fully diluted and as-converted basis), Advantech Capital shall be exclusively entitled to designate, appoint, remove, replace and reappoint one (1) Director (the “Series B Director”), and (iv) for so long as RA Capital directly or indirectly holds no less than seven percent (7%) of the outstanding share capital of the Company (on a fully diluted and as-converted basis), RA Capital shall be exclusively entitled to designate, appoint, remove, replace and reappoint one (1) Director (the “Series C Director”, together with the Series A Director and Series B Director, collectively the “Investor Directors”). At the request of Series B Lead Investor or RA Capital, the Company agrees to take such action, and each Party agrees to take such action, to the extent within its power, to cause the Connect Suzhou and Connect US to have (i) a board of directors or similar governing body (the “Subsidiary Board”); (ii) the authorized size of each Subsidiary Board shall at all times be the same as the size of the Board; (iii) the composition of each Subsidiary Board shall at all times consist of the same persons as those designated to serve on the Board pursuant to this Section 8.1; and (iv) the quorum for meeting of each Subsidiary Board shall at all times be the same as that required for a meeting of the Board pursuant to Section 8.3.

8.2 Voting Arrangements.

(a) With respect to each election of Directors of the Board, each holder of voting securities of the Company shall vote at each meeting of shareholders of the Company, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to keep the authorized size of the Board at seven (7) Directors, (ii) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 8.1, and (iii) against any nominees not designated pursuant to Section 8.1.

(b) Any Director designated pursuant to Section 8.1 may be removed from the Board, either for or without cause, only upon the vote or written consent of the Person or group of Persons then entitled to designate such Director pursuant to Section 8.1, and the Parties agree not to seek, vote for or otherwise effect the removal of any such Director without such vote or written consent. Any Person or group of Persons then entitled to designate any individual to be elected as a Director on the Board shall have the exclusive right at any time or from time to time to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any Director occupying such position or any other vacancy therein, and each other Party agrees to cooperate with such Person or group of Persons in connection with the exercise of such right to update the register of directors of the Company within ten (10) Business Days upon receipt of the written notification from the Person or group of Persons then entitled to designate such Director. Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company at a meeting of the members of the Company (and given written consents in lieu thereof) in support of the foregoing.

(c) Upon a removal or replacement of any director from the Board in accordance with Section 8.1, the Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the removal of such director from each Subsidiary Board.

8.3 Quorum. The Board shall hold no less than one (1) board meeting every quarter, unless otherwise agreed by an affirmative vote of the majority of the Directors, at the time and in a location agreed to by a majority of the Directors or through telephone or video conference. A meeting of the Board shall only proceed where there are present (whether in person or by means of a conference telephone or any other equipment which allows all participants in the meeting to speak to and hear each other simultaneously) at least two-third (2/3) of the number of Directors of the Company then in office, provided that such Directors shall include the Investor Directors and Founder Directors, and the Parties shall cause the foregoing to be the quorum requirements for the Board. In the event any Board meeting is not quorate, such Board meeting should be adjourned in accordance with the requirements of the M&AA. Unless otherwise provided herein, resolutions of the Board can be passed only upon affirmative votes of a simple majority of all the votes held by all the Directors then in office. Each Director shall be entitled to one (1) vote; provided that each Founder, as the Director, shall be entitled to two (2) or more votes that can ensure the Founder Parties to control the majority votes of the Board.

8.4 Chairman of the Board. The Chairman of Board shall be the director appointed by the Founder Parties.

8.5 CEO and CFO. The CEO shall be nominated by the Founder Parties and appointed or discharged by the Board. The CFO shall be nominated by any Founder Party or holder of Preferred Shares and appointed or discharged by the Board. Management officers except for CEO and CFO shall be nominated by the CEO, and appointed or discharged by the Board.

8.6 Committee of the Board. Series B Director and Series C Director shall be members of any committee set up by the Board.

8.7 D&O Insurance and Indemnification. The Company shall purchase and maintain Directors’ and Officers’ insurance covering each Director and term “key-person” insurance on the Founders, on commercially reasonable and customary terms that are in form and substance satisfactory to the Investor Directors and covering an amount approved by the Board. The key-person policy shall name the Company as loss payee, and neither policy shall be cancelable by the Company without prior approval by the Board. Each of the Founders hereby covenants and agrees that, to the extent he is named under such key-person policy, he will execute and deliver to the Company, as reasonably requested, a written notice and consent form with respect to such policy. Each Group Company shall, jointly and severally, indemnify and hold harmless each Director and his or her alternate, to the fullest extent permissible by applicable Law, from and against all liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses suffered or incurred by or brought or made against such Director or his or her alternate as a result of any act, matter or thing done or omitted to be done by him or her (other than acts, matters or things done or omitted that constitute actual fraud or willful default) in the course of acting as a Director or alternate Director, as applicable, of the Company or any other Group Company.

9. Redemption.

9.1 Redemption Right.

In the event that (i) the Company fails to consummate a Qualified IPO on or before December 31, 2024 (the “Target QIPO Date”, such Target QIPO Date shall be postponed reasonably if any Force Majeure Event adversely affects the process of the QIPO of the Company and the postponement arising therefrom is agreed by all the Parties (including the Preferred Shareholders)); (ii) the Company or any of the Founder Parties or the other Group Companies materially breaches its or his representations, warranties, covenants or obligations under any Transaction Document; or (iii) any holder of any other series of Preferred Shares is entitled to request a redemption of any of its Shares (each such event, a “Redemption Event”), upon the occurrence of any Redemption Event,

(a) with the written consent of the holder(s) of more than fifty percent (50%) of the voting power of the aggregate number of the issued and outstanding Series C Preferred Shares, at the written request of any holder of the Series C Preferred Shares which shall be delivered to the Company (the “Series C Redemption Request”), the Company shall redeem the issued and outstanding Series C Preferred Shares held by such holder of the Series C Preferred Shares and required to be redeemed by the Company pursuant to such Series C Redemption Request, out of funds legally available therefor including the capital. The redemption price for each issued and outstanding Series C Preferred Share redeemed pursuant to this Section 9 (the “Series C Redemption Price”) shall be the amount equal to the sum of (x) an amount that would give an internal rate of return that equals to eight percent (8%) per annum on such Series C Preferred Share in respect of the Series C Issue Price, calculated for a period of time commencing from the Series C Issue Date and ending on the date that the Series C Redemption Price is paid in full by the Company in respect of all of the Series C Preferred Shares held by such holder and requested to be redeemed, and (y) any declared but unpaid dividends thereupon. The Company shall pay the Series C Redemption Price for each Series C Preferred Share to be redeemed and complete the corporate procedures for redemption on a date no later than three (3) months after the date of the Series C Redemption Request.

(b) with the written consent of Advantech Capital, at the written request of any holder of the Series B Preferred Shares which shall be delivered to the Company (the “Series B Redemption Request”), the Company shall redeem the issued and outstanding Series B Preferred Shares held by such holder of the Series B Preferred Shares and required to be redeemed by the Company pursuant to such Series B Redemption Request, out of funds legally available therefor including the capital; provided that (i) all Series C Preferred Shares that have been elected to be redeemed following the occurrence of any Redemption Event, are redeemed and paid in full by the Company in priority to the redemption of any Series B Preferred Shares requested to be redeemed, or (ii) all holders of the Series C Preferred Shares have elected not to exercise their respective right to the redemption of the Series C Preferred Shares in writing, whichever is earlier. The redemption price for each issued and outstanding Series B Preferred Share redeemed pursuant to this Section 9 (the “Series B Redemption Price”) shall be the amount equal to the sum of (x) an amount that would give an internal rate of return that equals to eight percent (8%) per annum on such Series B Preferred Share in respect of the Series B Issue Price, calculated for a period of time commencing from the Series B Issue Date and ending on the date that the Series B Redemption Price is paid in full by the Company in respect of all of the Series B Preferred Shares held by such holder and requested to be redeemed, and (y) any declared but unpaid dividends thereupon. The Company shall pay the Series B Redemption Price for each Series B Preferred Share to be redeemed and complete the corporate procedures for redemption on a date no later than three (3) months after the date of the Series B Redemption Request.

(c) with the written consent of the holder(s) of more than fifty percent (50%) of the voting power of the aggregate number of the issued and outstanding Series A Preferred Shares, at the written request of any holder of the Series A Preferred Shares which shall be delivered to the Company (the “Series A Redemption Request”), the Company shall redeem the issued and outstanding Series A Preferred Shares held by such holder of the Series A Preferred Shares and required to be redeemed by the Company pursuant to such Series A Redemption Request, out of funds legally available therefor including the capital; provided that (i) all Series B Preferred Shares that have been elected to be redeemed following the occurrence of any Redemption Event, are redeemed and paid in full by the Company in priority to the redemption of any Series A Preferred Shares requested to be redeemed, or (ii) all holders of the Series B Preferred Shares have elected not to exercise their respective right to the redemption of the Series B Preferred Shares in writing, whichever is earlier. The redemption price for each issued and outstanding Series A Preferred Share redeemed pursuant to this Section 9 (the “Series A Redemption Price”) shall be the amount equal to 150% of the Series A Issue Price and any declared but unpaid dividends thereupon. The Company shall pay the Series A Redemption Price for each Series A Preferred Share to be redeemed and complete the corporate procedures for redemption on a date no later than three (3) months after the date of the Series A Redemption Request.

9.2 Insufficient Funds.

(a) If the Company’s assets or funds which are legally available (the “Available Fund”) are insufficient to permit the payment of the Series C Redemption Price in full in respect of each issued and outstanding Preferred Share, (i) the Available Fund shall first be used to the extent permitted by applicable Law to pay all Series C Redemption Price due on such date on the Series C Preferred Shares in proportion to the full amounts to which the holders to which such redemption payments are due would otherwise be respectively entitled thereon, and (ii) after the payment of the Series C Redemption Price, the Available Fund shall be used to the extent permitted by applicable Law to pay all Series B Redemption Price due on such date on the Series B Preferred Shares in proportion to the full amounts to which the holders to which such redemption payments are due would otherwise be respectively entitled thereon, and (iii) after the payment of the Series C Redemption and Series B Redemption Price, the Available Fund shall be used to the extent permitted by applicable Law to pay all Series A Redemption Price due on such date on the Series A Preferred Shares in proportion to the full amounts to which the holders to which such redemption payments are due would otherwise be respectively entitled thereon. In the case above, before the full Series C Redemption Price, Series B Redemption Price and Series A Redemption Price has been paid in respect of all redeeming issued Preferred Shares, the redemption shall not be deemed to have been consummated in respect of any issued Preferred Share requested to be redeemed by the holders of Preferred Shares but which the Company has not paid, and the holders of Preferred Shares requested to be redeemed by the holders of Preferred Shares but which the Company has not paid shall remain entitled to all of its rights, including without limitation its voting rights, in respect of such issued Preferred Shares, and each of such issued Preferred Shares shall remain “outstanding” for the purposes hereunder, until such time as the Series C Redemption Price, Series B Redemption Price and the Series A Redemption Price in respect of each such issued and redeeming Preferred Share has been paid in full whereupon all such rights shall automatically cease. At any time thereafter when additional funds of the Company are legally available for redemption of issued Preferred Shares, such funds shall immediately be used to redeem the balance of the redeeming issued Preferred Shares requested to be redeemed.

(b) Notwithstanding anything to the contrary herein, if the Company fails to redeem all or part of the issued and outstanding Preferred Shares held by a redeeming holder of the Preferred Shares in accordance with Sections 9.1 and 9.2 within 180 days after the due date of such redemption, the Founder Parties shall jointly and severally be liable to purchase any outstanding Preferred Shares that the Company fails to redeem in accordance with Sections 9.1 and 9.2 from such holder of the Preferred Shares and pay to each such holder of Preferred Shares, upon receipt of the written notice from such holder of Preferred Shares, a sum in cash equal to any shortfall of such holder’s redemption price under this Section 9 (the “Redemption Payment Notice”), to such account designated by such holder prior to or on the payment date stipulated in such holder’s written notice, provided that the total liabilities of the Founder Parties pursuant to this Section 9.2 shall be limited to the Shares then held directly or indirectly by the Founder Parties and their respective Affiliates in the Company at the payment date stipulated in the Redemption Payment Notice or the proceeds received by the Founder Parties and their respective Affiliates by disposing such Shares and shall in no event apply to any other personal properties of the Founders other than the abovementioned Shares or proceeds, save and except that the total liabilities of the Founder Parties shall not be restricted as aforesaid if the Redemption Event arises because of any fraud or willful misconduct by any of the Founders; provided further, that the sequences of payment of the Company in the event of insufficient funds as set forth in Section 9.2 (a) shall apply mutatis mutandis to the Founder Parties’ payment obligations under this Section 9.2 (b).

10. Liquidation Preference.

10.1 In the event of (i) any liquidation, dissolution or termination event, whether voluntary or involuntary, or (ii) unless waived in writing by the holders of at least two thirds of the voting power of the issued and outstanding Preferred Shares (calculated on a fully-diluted and as converted basis), any Deemed Liquidation Event, all assets and funds of the Company legally available for distribution (after satisfaction of all taxes, compensation, creditors’ claims and claims that may be preferred by law) and any proceeds arising from such event shall be distributed as follows:

(a) First, each holder of the Series C Preferred Shares shall be entitled to receive for each Series C Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of any other class or series of Shares by reason of their ownership of such Shares, the amount equal to (i) the applicable Series C Issue Price, plus (ii) any declared but unpaid dividends thereupon (the “Series C Preference Amount”)

(b) Second, each holder of the Series B Preferred Shares shall be entitled to receive for each Series B Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of any other class or series of Shares by reason of their ownership of such Shares, the amount equal to (i) the Series B Issue Price, plus (ii) any declared but unpaid dividends thereupon (the “Series B Preference Amount”), provided that the Series C Preference Amount to the applicable holders of Series C Preferred Shares pursuant to subsection (a) above shall be paid in full.

(c) Third, each holder of the Series A Preferred Shares shall be entitled to receive for each Series A Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of any other class or series of shares by reason of their ownership of such shares, the amount equal to (i) the Series A Issue Price, plus (ii) any declared but unpaid dividends thereupon (the “Series A Preference Amount”); provided that the Series B Preference Amount to the applicable holders of Series B Preferred Shares pursuant to subsection (b) above shall be paid in full.

(d) Fourth, each holder of the Series Pre-A Preferred Shares shall be entitled to receive for each Series Pre-A Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of any other class or series of shares by reason of their ownership of such shares, the amount equal to (i) the Series Pre-A Issue Price, plus (ii) any declared but unpaid dividends thereupon (the “Series Pre-A Preference Amount”); provided that the Series A Preference Amount to the applicable holders of Series A Preferred Shares pursuant to subsection (c) above shall be paid in full.

(e) If there are any assets or funds remaining after the aggregate Series Pre-A Preference Amount, Series A Preference Amount, Series B Preference Amount and Series C Preference Amount have been distributed or paid in full to the applicable holders of the Preferred Shares pursuant to Section 10.1(a)-(d) above, the remaining assets and funds of the Company available for distribution shall be distributed ratably among all Shareholders (including the Preferred Shareholders) according to the relative number of the Shares held by such Shareholder (on an as-converted basis).

(f) In the event that any holder of Preferred Shares receives none or less than the full amount of the total preference amount in accordance with Section 10.1(a)-(d) above, the Founder Parties shall jointly and severally pay to such Shareholder, upon receipt of the written notice from such Shareholder (the “Liquidation Payment Notice”), a sum in cash equal to the full amount of any such shortfall to such account designated by such Shareholder prior to or on the payment date stipulated in the above written notice, provided that the total liabilities of the Founder Parties pursuant to this Section 10.1 shall be limited to the Shares then held directly or indirectly by the Founder Parties and their respective Affiliates in the Company at the payment date stipulated in the Liquidation Payment Notice or the proceeds received by the Founder Parties and their respective Affiliates by disposing such Shares and shall in no event apply to any other personal properties of the Founders other than the abovementioned Shares or proceeds, provided that the sequences of payment of the Company in the event of insufficient funds as set forth in Section 10.1 (a)-(d) shall apply mutatis mutandis to the Founder Parties’ payment obligations under this Section 10.1 (f).

(g) “Deemed Liquidation Event” shall mean (A) a merger, consolidation, amalgamation or scheme of arrangement of any Group Company with or into any other Person, or sale of Shares of the Company, or other reorganization in which the Shareholders or the shareholders of such Group Company immediately prior to such event do not or will not, immediately after such event, directly or indirectly own a majority of the outstanding Shares of or otherwise Control such Group Company or the surviving corporation (provided that the sale by the Company of its Equity Securities for the purposes of raising additional funds shall not constitute a Deemed Liquidation Event hereunder), or (B) a sale, transfer, lease, exclusive license or other disposal of all or substantially all of the assets or Intellectual Property of the Company or of all of its Subsidiaries as a whole (or any series of related transactions resulting in such sale, transfer, lease, exclusive license or other disposition of all or substantially all of the assets or Intellectual Property of the Company or of all of its Subsidiaries as a whole). For the avoidance of doubt, a Drag-Along Sale shall constitute a Deemed Liquidation Event.

11. Conversion and Anti-Dilution.

11.1 Conversion of Preferred Shares.

(a) Optional Conversion and Conversion Ratio. Each holder of Preferred Share shall be entitled to exercise its right to convert any of its Preferred Shares pursuant to this Section 11, at any time after the date of issuance of such Shares, and each Preferred Share may be convertible into a certain number of fully paid and non-assessable Ordinary Shares at a ratio calculated by dividing the Series Pre-A Issue Price, the Series A Issue Price, the Series B Issue Price or the Series C Issue Price, as applicable, by the then applicable conversion price (the “Conversion Price”). The Conversion Price is initially equal to the Series Pre-A Issue Price, the Series A Issue Price, the Series B Issue Price or the Series C Issue Price, as applicable, and is subject to adjustment from time to time pursuant to Section 11.2. For the avoidance of doubt, no payment shall be made by the holders of Preferred Shares to the Company upon or in connection with the conversion of the Preferred Shares into Ordinary Shares.

(b) Automatic Conversion. The Preferred Shares held by each holder shall be, at the applicable Conversion Price in effect at the time of conversion, without the payment of any additional consideration, converted into fully-paid and non-assessable Ordinary Shares upon the closing of a Qualified IPO.

(c) Mechanics of Conversion.

(i) In the event of an optional conversion, upon the exercise by any holder of Preferred Shares of its conversion right, such holder shall deliver a written notice (the “Conversion Notice”) to the Company. The conversion of Preferred Shares into Ordinary Shares as listed in the Conversion Notice shall become effective as of the date of delivery of the Conversion Notice (or, if such date is not a Business Day, the immediately subsequent Business Day), provided that the Register of Members shall have been updated to reflect such conversion.

(ii) In the event of automatic conversion prior to a Qualified IPO, all holders of Preferred Shares will be given at least ten (10) days’ prior written notice of the date fixed (which shall be the latest practicable date immediately prior to the closing of such Qualified IPO) and the place designated for such automatic conversion of all Preferred Shares. On or before the date fixed for conversion, each holder of Preferred Shares shall surrender his or its certificate or certificates for all such Shares to the Company at the place designated in such notice, and shall promptly receive certificates for the number of Ordinary Shares, to which such holder is entitled pursuant to this Section 11. On the date fixed for conversion, the Register of Members of the Company shall be updated to reflect such conversion.

(iii) The Company may effect the conversion of the Preferred Shares in any manner not prohibited by applicable Laws, including by way of re-designation or redeeming or repurchasing the relevant Preferred Shares and issuing the relevant number of Ordinary Shares resulting from such conversion.

11.2 Adjustments to Conversion Price.

(a) Adjustment of Conversion Price upon Issuance of New Securities below the Applicable Conversion Price. In the event of an issuance of New Securities, at any time after the date hereof, for no consideration or a consideration per Ordinary Share received by the Company (net of any selling concessions, discounts or commissions) less than the Conversion Price for any class of the Preferred Shares in effect immediately prior to such issue, then and in such event, the Conversion Price for that applicable Preferred Shares shall be reduced, concurrently with such issue, to a price determined as set forth below:

NCP = OCP * (OS + (NP/OCP))/(OS + NS)

WHERE:

NCP = the new Conversion Price,

OCP = the Conversion Price in effect immediately before the issuance of the New Securities,

OS = the total outstanding Ordinary Shares immediately before the issuance of the New Securities plus the total Ordinary Shares issuable upon conversion of the outstanding Convertible Securities (“Convertible Securities” shall mean any indebtedness, shares or other Equity Securities directly or indirectly convertible into or exchangeable for Ordinary Shares),

NP = the total consideration received for the issuance or sale of the New Securities, and

NS = the number of New Securities issued or sold or deemed issued or sold.

(b) Deemed Issuance of New Securities. In the event the Company at any time or from time to time after the date hereof shall issue any Convertible Securities or shall fix a record date for the determination of holders of any class or series of Shares entitled to receive any Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (ii) of this Section 11.2(b) below) issuable upon the conversion or exchange of such Convertible Securities, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that New Securities shall not be deemed to have been issued unless the issue price per share (determined pursuant to Section 11.2(c) below) of such New Securities would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which New Securities are deemed to be issued:

(i) no further adjustment in the applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the conversion or exchange of such Convertible Securities;

(ii) if such Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price for the applicable Preferred Shares computed upon the issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such rights of conversion or exchange under such Convertible Securities;

(iii) upon the expiration of any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only New Securities issued were Ordinary Shares, if any, actually issued upon the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(iv) no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (x) the Conversion Price in effect immediately prior to the original adjustment date, or (y) the Conversion Price that would have resulted from any issuance of New Securities between the original adjustment date and such readjustment date.

(c) Determination of Consideration. For purposes of this Section, the consideration received by the Company for the issue of any New Securities shall be computed as follows:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received and to be received by the Company excluding amounts paid or payable for accrued interest;

(ii) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined by an appraiser of internationally recognized standing appointed by the Board; and

(iii) in the event New Securities are issued together with other shares or securities or other assets of the Company for consideration which covers both such New Securities and such other shares or securities or other assets, be the proportion of such consideration so received with respect to such New Securities, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(d) Adjustments for Split, Subdivision, Combination, Reduction, Reclassification, etc. If the Company (i) splits, subdivides, combines or reduces the outstanding Ordinary Shares, (ii) issues any shares during the process of a reclassification of Ordinary Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity), or (iii) merges into (with another entity as the surviving company) or is converted into any other entity, the Conversion Price then in effect at the time of the record date for such split, subdivision, combination, reduction, reclassification, merger or conversion shall be properly adjusted so that the conversion of the Preferred Shares after such adjustment shall entitle each holder of Preferred Shares to receive the aggregate number of Ordinary Shares (or shares of any security into which such Ordinary Shares have been split, subdivided, combined, reduced, reclassified, merged or converted) which, if such Preferred Shares had been converted into Ordinary Shares immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such split, subdivision, combination, reduction, reclassification, merger or conversion (or shares of any security into which such Ordinary Shares have been split, subdivided, combined, reduced, reclassified, merged or converted).

(e) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or other distribution payable on the Ordinary Shares in New Securities, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction:

(i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or other distribution.

Notwithstanding the foregoing, (A) if such record date shall have been fixed and such dividend is not fully paid or if such other distribution is not fully made on the date fixed therefor, such Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this Section 11.2(e) as of the time of actual payment of such dividends or other distributions; and (B) no such adjustment shall be made if the holders of such Preferred Shares simultaneously receive a dividend or other distribution of Ordinary Shares in number equal to the number of Ordinary Shares as they would have received if all outstanding Preferred Shares had been converted into Ordinary Shares on the date of such event.

(f) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of Ordinary Shares in respect of outstanding Ordinary Shares), then and in each such event the holders of Preferred Shares shall receive, simultaneously with the distribution to the holders of Ordinary Shares, a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding Preferred Shares had been converted into Ordinary Shares on the date of such event.

11.3 No Impairment. The Company will not, by amendment of the M&AA or through any reorganization, recapitalization, transfer of assets, consolidation, merger, amalgamation, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the holders of Preferred Shares against impairment.

11.4 Miscellaneous.

(a) All calculations under this Section 11 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a Share, as the case may be.

(b) In the case of any adjustment or readjustment of the Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall deliver such certificate by notice to each registered holder of Preferred Shares, at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any New Securities issued or sold or deemed to have been issued or sold, (ii) the number of New Securities issued or sold or deemed to be issued or sold, (iii) the applicable Conversion Price in effect before and after such adjustment or readjustment, and (iv) the type and number of Equity Securities of the Company, and the type and amount, if any, of other property which would be received upon conversion of Preferred Shares after such adjustment or readjustment.

(c) The Ordinary Shares acquired by any holder of Preferred Shares as a result of the conversion shall rank pari passu in all respects with the then outstanding Ordinary Shares. The conversion by any holder of Preferred Shares by exercise of its conversion right shall not require any consent or vote or approval of the holders of Ordinary Shares or the Board.

(d) The Company shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Ordinary Shares such number of Ordinary Shares as shall from time to time be sufficient to ensure that the holders of Preferred Shares can exercise their conversion rights at any time and that all then outstanding Preferred Shares can be converted. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company and each Shareholder of the Company shall take all such actions including passing a special resolution or an ordinary resolution as may be necessary to increase the Company’s authorized share capital to such level as creates such number of unissued Ordinary Shares as shall be sufficient for such purpose.

12. Additional Covenants

12.1 Change of Voting Mechanism. Immediately prior to or upon a Qualified IPO of the Company:

(a) (a) the Company shall adopt A/B share mechanism, according to which (i) the Ordinary Shares held by the Founder Parties will be re-designated as class B ordinary shares (the “Class B Ordinary Shares”) and each holder of Class B Ordinary Shares shall have multiple votes as agreed pursuant to Section 12.1(b) below for each issued and outstanding Class B Ordinary Share held by such holder, (ii) the Ordinary Shares held by other Ordinary Shareholders will be re-designated as class A ordinary shares (the “Class A Ordinary Shares”) and each holder of Class A Ordinary Shares shall have one vote for each issued and outstanding Class A Ordinary Share held by such holder, (iii) the holder of Preferred Shares shall be entitled to votes equal to the number of votes attaching to the number of Class A Ordinary Shares to which such Preferred Shares held by such holder could be converted. A Class A Ordinary Share or a Preferred Share is not convertible into a Class B Ordinary Share under any circumstances;

(b) each holder of Class B Ordinary Shares shall have five (5) or more votes for each Class B Ordinary Share that ensure the Founder Parties collectively holding at least a majority of total voting power of then outstanding share capital of the Company (calculated on an as-converted and fully-diluted basis) immediately after the completion of the Qualified IPO; and

(c) the M&AA shall be amended to reflect the change of voting mechanism as provided under this Section 12.1(a) and (b).

12.2 Further Arrangement for the ESOP

(a) Subject to the fulfillment of the conditions as provided under Schedule VII of this Agreement, additional Ordinary Shares shall be issued to the ESOP Holdco and the Founder Parties pursuant to the arrangement as set forth in Schedule VII of this Agreement in every six (6) months (or other time reasonably suggested by the Founders) following the Closing.

(b) If (i) the investor’s qualification, the investment amount and the terms for a new financing round satisfy the Board’s requirement, (ii) all Investor Directors approve such new financing, (iii) the pre-money valuation of the Group Companies exceeds US$600,000,000, and (iv) the closing of such new financing has been completed, 342,144 Ordinary Shares of the Company shares to be issued to ESOP Holdco and 210,682 Ordinary Shares to be issued to the Founder Parties pursuant to the arrangement set forth in Schedule VII of this Agreement shall be issued to the ESOP Holdco and Founder Parties in a lump sum immediately after the closing of such new financing. For the avoidance of doubt, the maximum amount of Ordinary Shares may be issued pursuant to Section 12.2 (a) and (b) shall not exceed 552,826.

(c) Upon the issuance of additional Ordinary Shares pursuant to Section 12.2(a) and (b) above, the Company shall issue additional Series C Preferred Shares at par value to each of the Series C Shareholders so that the shareholdings of the Series C Preferred Shares obtained by such Series C Shareholder will not be diluted. Concurrently with the issuance of additional Series C Preferred Shares at par value, the Series C Issue Price shall be adjusted accordingly to reflect such issuance of additional Series C Preferred Shares to the Series C Shareholders (i.e., the Series C Issue Price shall be the total investment amount paid by a Series C Shareholder to purchase the Series C Preferred Shares divided by the actual number of Series C Preferred Shares they obtained after consummation of issuance of shares under this Section 12.2(c)).

13. Non-Competition

13.1 The Founders shall, and shall cause Key Employees to, commit his and their full efforts to the Primary Business of the Group Companies, and to develop the business and protect the interests of the Group Companies.

13.2 Except for relevant matters set forth in the Disclosure Schedule, without the prior written approval of Advantech Capital and RA Capital, for a period from the date hereof to the end of the two-year period after the Founders are no longer legally or beneficially interested in any Equity Security, directly or indirectly, of the Company or ceases to be a Key Employee, the Founders shall, and shall cause the Key Employees and the Founders’ Affiliates not to, directly or indirectly (whether or not through his own, jointly with any person, corporation, partner, joint venture or any other contractual arrangements, and whether or not in exchange for profit or other benefits):

(a) invest, possess, manage, conduct, operate, consult, serve, participate, take office in any competitive entities that engage in any Competitive Business, or carry out, conduct or hold any right or interest in or otherwise be involved in or undertake any Competitive Business, or participate in any Competitive Business in any way (in all cases, whether or not as shareholder, partner, agent or any other capacity, and whether or not for profits, returns or any benefits);

(b) solicit or induce any customer, supplier, agent, contractor or distributor of the Company, or any person, partner or company that is used to transact with any Group Company, to leave any Group Company; or

(c) solicit or induce any person employed, as of the date hereof, by any Group Company engaged in technical or management work to leave the Group Company, offer opportunity for employment or employ such person, or offer or execute any service contract with such person.

13.3 Notwithstanding anything to the contrary herein, each Founder is allowed to hold no more than 1% of the shares of any listed company, provided that such Founder does not hold a post as director, supervisor of such listed company or otherwise be employed by, serves as a consultant to, such listed company. The Founders and the Key Employees shall promptly disclose any direct or indirect investment in any pharmaceutical companies (except for listed companies) to the Board.

14. Covenants.

14.1 Qualified IPO. The Founder Parties and the Company covenant they will use their best efforts to effect the Qualified IPO on or before the Target QIPO Date, subject to necessary Board and Shareholders approvals.

14.2 Lock-Up. Each controlling shareholder as defined by the applicable listing rules of the Stock Exchange shall not, and shall cause each of his/her holding vehicles to agree not to, sell or otherwise transfer or dispose of any Ordinary Shares from the date of the completion of the Qualified IPO for a lockup period as reasonably determined by the underwriters of the Qualified IPO.

14.3 Controlled Foreign Corporation. The Company will provide written notice to the Preferred Shareholders as soon as practicable if at any time the Company becomes aware that it or any Group Company has become a “controlled foreign corporation” (“CFC”) within the meaning of Section 957 of the United States Internal Revenue Code of 1986 (the “Code”). Upon written request of any Preferred Shareholder who is a United States shareholder within the meaning of Section 951(b) of the Code, the Company will (i) use best efforts to provide in writing such information as is in its possession and reasonably available concerning its shareholders to assist such Preferred Shareholder in determining whether the Company is a CFC and (ii) provide such Preferred Shareholder with reasonable access to such other Company information as is in the Company’s possession and reasonably available as may be required by such Preferred Shareholder (A) to determine the Company’s status as a CFC, (B) to determine whether such Preferred Shareholder is required to report its pro rata portion of the Company’s “Subpart F income” (as defined in Section 952 of the Code) on its United States federal income tax return, or (C) to allow such Preferred Shareholder to otherwise comply with applicable United States federal income tax laws.

14.4 Passive Foreign Investment Company. The Company shall use its best efforts to avoid being a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”) for the current and any future taxable year. The Company shall make due inquiry with its tax advisors on at least an annual basis regarding its status as a PFIC, and if the Company is informed by its tax advisors that it has become a PFIC, or that there is a likelihood of the Company being classified as a PFIC for any taxable year, the Company shall promptly notify each Preferred Shareholder of such status or risk, as the case may be, in each case no later than forty-five (45) days following the end of the Company’s taxable year. In connection with a “Qualified Electing Fund” election (a “QEF Election”) made by a Preferred Shareholder pursuant to Section 1295 of the Code or a “Protective Statement” filed by such Investor pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide such Preferred Shareholder with annual financial information in the form to the satisfaction of such Preferred Shareholder as soon as reasonably practicable following the end of each taxable year of such Preferred Shareholder (but in no event later than forty-five (45) days following the end of each such taxable year), and shall, upon the request in writing by such Preferred Shareholder, provide such Preferred Shareholder with access to such other information, as is in the Company’s possession and reasonably available, as may be required for purposes of filing U.S. federal income tax returns in connection with such QEF Election or Protective Statement. In the event that it is determined by the Company’s or a Preferred Shareholder’s tax advisors that the control documents in place between one or more of the Company’s wholly owned Subsidiaries and/or the Company, on the one hand, and any of the Group Companies organized in the PRC that is not a wholly foreign owned enterprise, on the other hand, does not allow the Company to look through the Group Companies to their assets and income for purposes of the PFIC rules and regulations under the Code, the Company shall use its best efforts to take such actions as are reasonably necessary or advisable, including the amendment of such control documents, to qualify for such look-through treatment of the Group Companies under the PFIC rules and regulations under the Code.

14.5 Anti-Corruption. The Company, Connect Suzhou and the Founder Parties covenant that each of the Group Companies shall not, and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any non-U.S. official, in each case, in violation of the applicable Anti-Bribery and Anti-Corruption Laws. The Company further covenants that it shall, and shall cause each of its Subsidiaries and Affiliates to, cease all of its or their respective activities and remediate any actions taken by the Company, its Subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the applicable Anti-Bribery and Anti-Corruption Laws, if applicable. The Company further covenants that it shall, and shall cause each of its Subsidiaries and Affiliates to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with applicable Anti-Bribery and Anti-Corruption Laws.

15. Termination of Preferred Rights at Qualified IPO.

For clarity purposes, the Parties agree that this Agreement and all rights and covenants contained herein, except for obligations set forth in Sections 1, 3, 13, 14.2, 14.5, 15, 16, 17.1, 17.4, 17.6, 17.8, and 17.10 in this Agreement, shall be terminated upon the consummation of the Qualified IPO unless otherwise terminated earlier according to the applicable listing rules of the Stock Exchange, and shall be restored to the fullest effect in the event the IPO application is denied, withdrawn or becomes invalid. In the event the Preferred Shareholders’ preferred rights under this Agreement are terminated, the Shareholders’ rights and obligations shall be determined in accordance with the Charter Documents then in effect.

16. Governing Law and Dispute Resolution.

16.1 Governing Law. This Agreement is governed by and shall be construed in accordance with the Laws of Hong Kong, without regard to principles of conflict of Laws thereunder.

16.2 Dispute Resolution.

(a) Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, including the existence, interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of any Party to the dispute with notice (the “Arbitration Notice”) to the other Parties.

(b) The Dispute shall be settled by arbitration in Hong Kong conducted in English by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. The arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the HKIAC Rules. Each of the claimant and the respondent to the Dispute shall be entitled to designate one (1) arbitrator in accordance with the HKIAC Rules. If either party fails to designate an arbitrator, HKIAC shall appoint the arbitrator. The two arbitrators so appointed shall designate the third arbitrator who shall act as the presiding arbitrator of the arbitral tribunal. Failing such designation within thirty (30) days from the confirmation of the second arbitrator, HKIAC shall appoint the presiding arbitrator.

(c) Each Party to the arbitration shall cooperate with each other Party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other Party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such Party.

(d) The award of the arbitral tribunal shall be final and binding upon the Parties thereto, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(e) Any Party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(f) During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

17. Miscellaneous.

17.1 Confidentiality.

(a) The terms and conditions of this Agreement and the other Transaction Documents, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby and thereby, all exhibits and schedules attached hereto and thereto, the transactions contemplated hereby and thereby, the documents, materials, and other information obtained by the holders of the Preferred Shares upon exercising the Information Rights and Inspection Rights (collectively, the “Financing Terms”), including their existence and all information of a confidential nature furnished by any Party hereto and by representatives of such Party to any other Party hereto or any of the representatives of such Party shall be considered confidential information (the “Confidential Information”) and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below:

(i) each Party may disclose any of the Confidential Information to its fund manager and its limited partners, bona fide prospective purchasers and investors, prospective permitted transferees, directors, employees, shareholders, advisors, investment bankers, lenders, insurers, business and financial advisers, accountants and attorneys so long as such Persons are under appropriate nondisclosure obligations, and provided that each Party shall remain liable to the other Parties if such Persons fail to maintain or perform their obligation of confidentiality;

(ii) if any Party is requested or becomes legally compelled (including without limitation, pursuant to securities Laws) to disclose the existence or content of any of the Confidential Information in contravention of the provisions of this Section 17.1, such Party shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(b) The confidentiality obligations of the Parties set out in this Section 17.1 shall not apply to information which was in the public domain or otherwise known to the relevant Party before it was furnished to it by another Party hereto or, after it was furnished to that Party, entered the public domain otherwise than as a result of (x) a breach by that Party of this Section 17.1 or (y) a breach of a confidentiality obligation by a third party discloser, where the breach was actually known to that relevant Party.

(c) No announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of the Board.

(d) The obligations of each Party hereto under this Section 17.1 shall survive and continue to be binding upon such Party for a period of four (4) years after the earlier of (i) the termination of this Agreement; and (ii) the first date that such Party no longer holds any shares and ceases to be a Party to this Agreement.

17.2 Termination. This Agreement shall terminate with respect to any Shareholder, when such Shareholder ceases to beneficially own any Equity Securities of the Company, except that 16, 17.1, 17.4, 17.6, 17.8 and 17.10 shall survive the termination of this Agreement.

17.3 Adjustments for Share Splits/Subdivision/Share Dividend. Wherever in this Agreement there is a reference to a specific number of Shares, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the outstanding shares of such class or series of Shares by such subdivision, combination or share dividend.

17.4 Notices. Any notice required pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule VI (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be affected by properly addressing, and to have been affected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day.

17.5 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties whose rights or obligations hereunder are affected by such terms and conditions. Unless otherwise provided hereunder, this Agreement and the rights and obligations herein may not be assigned or transferred by any Party without the prior written consent of the other Parties. For the avoidance of doubt, the rights and obligations herein may be assigned or transferred by each Shareholder along with its transfer of Shares in accordance with this Agreement.

17.6 Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

17.7 Amendments and Waivers. Any term of this Agreement may be amended, only with the written consent of the Founder Parties, the Majority Series A Shareholders, the Majority Series B Shareholders and the Majority Series C Shareholders. Any amendment effected in accordance with this paragraph shall be binding upon each of the Parties hereto. Notwithstanding the foregoing, the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Party against whom such waiver is sought. Provided, however, that (i) no amendment or waiver shall be effective or enforceable in respect of a holder of any particular series of Preferred Shares of the Company if such amendment or waiver affects such holder, respectively, materially and adversely differently from the other holders of the same series of Preferred Shares, respectively, unless such holder consents in writing to such amendment or waiver, and (ii) any provision that specifically and expressly gives a right to a named Preferred Shareholder shall not be amended or waived without the prior written consent of such named Preferred Shareholder.

17.8 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

17.9 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

17.10 Delays or Omissions; Waivers. No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of any Party under this Agreement, shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Laws or otherwise afforded to any Party shall be cumulative and not alternative.

17.11 Headings and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

17.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

17.13 Aggregation of Shares. All Shares held or acquired by any Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

17.14 Inconsistency and Control. In case of any conflict or inconsistency among any of the terms of this Agreement and any of the terms of any of the Charter Documents for any of the Group Companies (other than the Company), or in case of any dispute related to any such Charter Document, the terms of this Agreement shall prevail as regards the Parties, the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents, and the Parties hereto shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement.

17.15 No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

17.16 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

17.17 Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and, to the extent reasonably requested by another Party, to enforce rights and obligations pursuant hereto.

17.18 Third Party Rights. The Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) shall apply to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties or their respective successors and assigns any rights, remedies, obligations, or Liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

17.19 Effectiveness. This Agreement shall become effective upon the Closing and duly execution by the Parties hereto.

17.20 Additional Parties. In the event that after the date of this Agreement, the Company enters into an agreement with any employees, officers, directors, consultants or any other qualified Persons (who is not a party hereto) pursuant to the ESOP or other Benefit Plan to issue Shares to such Person, following which such Person shall hold Shares constituting one percent (1%) or more of the Company’s then fully-diluted share capital, then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing a joinder agreement substantially in the form of Exhibit II, agreeing to be bound by and subject to the terms of this Agreement as an Ordinary Shareholder and thereafter such Person shall be deemed a Party and an Ordinary Shareholder for all purposes under this Agreement.

17.21 Entire Agreement. This Agreement and the other Transaction Documents, together with all schedules and exhibits hereto and thereto, constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersede all other agreements between or among any of the Parties with respect to the subject matters hereof and thereof.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

NON-PRC GROUP COMPANIES:

Connect Biopharma Holdings Limited

By:	/s/ Wubin Pan
Name:	Wubin Pan (潘武宾)
Title:	Director

Connect Biopharma Hong Kong Limited

By:	/s/ Wubin Pan
Name:	Wubin Pan (潘武宾)
Title:	Director

Connect Biopharm LLC

By:	/s/ Wubin Pan

Name:	Zheng Wei (郑伟)
Title:	Director

Connect Biopharma Australia PTY LTD

By:	/s/ Wubin Pan
Name:	Wubin Pan (潘武宾)
Title:	Director

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

PRC GROUP COMPANIES

Suzhou Connect Biopharma Co., Ltd. (苏州康乃德生物医药有限公司 )

By:	/s/ [STAMPED]
Name:	Wubin Pan (潘武宾)
Title:	Legal Representative
(Company Seal/公司盖章)

Connect Biopharma (Beijing) Co., Ltd. (康乃德生物医药（北京）有限公司 )

By:	/s/ [STAMPED]
Name:	Chang Qing (常青)
Title:	Legal Representative
(Company Seal/公司盖章)

Connect Biopharma (Shanghai) Co., Ltd. (康乃德生物医药（上海）有限公司 )

By:	/s/ [STAMPED]
Name:	Zheng Wei (郑伟)
Title:	Legal Representative
(Company Seal/公司盖章)

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

FOUNDER:

Wubin Pan (潘武宾)

By:	/s/ Wubin Pan

ORDINARY SHAREHOLDER:

BioFortune Inc.

By:	/s/ Wubin Pan
Name:	Wubin Pan (潘武宾)
Title:	Authorized Representative

ESOP HOLDCO:

CONNECT UNION INC.

By:	/s/ Wubin Pan
Name:	Wubin Pan (潘武宾)
Title:	Director

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

FOUNDER/ORDINARY SHAREHOLDER:

Zheng Wei (郑伟)

By:	/s/ Zheng Wei

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

ORDINARY SHAREHOLDER:

上海旻荟企业管理咨询合伙企业（有限合伙）

By:	/s/ [STAMPED]
Name:
Title:	Authorized Representative

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.·

SERIES PRE-A SHAREHOLDER:

Excellent Health Limited

By:	/s/ Guibin Zhao
Name:
Title:	Authorized Representative

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

SERIES PRE-A SHAREHOLDER:

XIN PING HOLDINGS LTD.

By:	/s/ Umu Ye
Name:
Title:	Authorized Representative

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

SERIES A SHAREHOLDER:

西藏龙脉得股权投资中心（有限合伙）

By:	/s/ [STAMPED]
Title:	Authorized Representative

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

SERIES A SHAREHOLDER:

北京龙磐生物医药创业投资中心（有限合伙）

By:	/s/ [STAMPED]
Its:	Authorized Signatory

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

SERIES A SHAREHOLDER:

南京凯泰创业投资合伙企业（有限合伙）

By:	/s/ [STAMPED]
Name:
Title:	Authorized Signatory

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

SERIES A SHAREHOLDER/ SERIES B SHAREHOLDER:

QIMING VENTURE PARTNERS V, L.P. a Cayman Islands exempted limited partnership

By: QIMING GP V, L.P. a Cayman Islands exempted limited partnership

Its: General Partner

By: QIMING CORPORATE GP V, LTD., a Cayman Islands exempted limited partnership

Its: General Partner

By:	/s/ Ryan Baker
Its: Authorized Signatory

QIMING MANAGING DIRECTORS FUND V, L.P. a Cayman Islands exempted limited partnership

By: QIMING CORPORATE GP V, LTD., a Cayman Islands exempted limited partnership

Its: General Partner

By:	/s/ Ryan Baker
Its: Authorized Signatory

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

SERIES A SHAREHOLDER/ SERIES B SHAREHOLDER:

Northern Light Venture Capital IV, Ltd.

By:	/s/ Jeffrey David Lee
Its:	Authorized Signatory

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

SERIES B SHAREHOLDER:

Advantech Capital II Connect Partnership L.P.

By:	/s/ Jennifer Jin
Name:
Title:	Authorized Signatory

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

SERIES B SHAREHOLDER:

Co-win Healthcare Fund II, L.P.

By:	/s/ Guibin Zhao
Name:
Title:	Authorized Signatory

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

SERIES C INVESTOR:

RA Capital Healthcare Fund, L.P.

By: RA Capital Healthcare Fund GP, LLC Its General Partner

By:	/s/ Peter Kolchinsky
Name:	Peter Kolchinsky
Title:	Manager

BLACKWELL PARTNERS LLC – SERIES A

By:	/s/ Yomi Adigun
Name:	Abayomi A. Adigun
Title: Investment Manager, DUMAC, Inc., Authorized Signatory

By:	/s/ Jannine Lall
Name:	Jannine M. Lall
Title:	Head of Finance & Controller, DUMAC, Inc., Authorized Signatory

RA Capital NEXUS Fund, L.P.

By: RA Capital Nexus Fund GP, LLC Its General Partner

By:	/s/ Peter Kolchinsky
Name:	Peter Kolchinsky
Title:	Manager

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

SERIES C INVESTOR:

QIMING VENTURE PARTNERS VII, L.P., a Cayman Islands exempted limited partnership

By:	QIMING GP VII, LLC a Cayman Islands limited liability company

Its:	General Partner

By: /s/ Ryan Baker
Name:
Title: Authorized Signatory

QIMING VII STRATEGIC INVESTORS FUND, L.P.,
a Cayman Islands exempted limited partnership

By:	QIMING GP VII, LLC a Cayman Islands limited liability company

Its:	General Partner

By: /s/ Ryan Baker
Name:
Title: Authorized Signatory

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

SERIES C INVESTOR:

QIMING VENTURE PARTNERS V, L.P., a Cayman Islands exempted limited partnership

By:	QIMING GP V, L.P. a Cayman Islands exempted limited partnership

Its:	General Partner

By:	QIMING CORPORATE GP V, LTD., a Cayman Islands exempted company

Its:	General Partner

By: /s/ Ryan Baker
Name:
Title: Authorized Signatory

QIMING MANAGING DIRECTORS FUND V, L.P.,
a Cayman Islands exempted limited partnership

By:	QIMING CORPORATE GP V, LTD., a Cayman Islands limited liability company

Its:	General Partner

By: /s/ Ryan Baker
Name:
Title: Authorized Signatory

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

SERIES C INVESTOR:

LAV BIOSCIENCES FUND V, L.P.

By:	LAV GP V, L.P.
Its:	General Partner
By:	LAV Corporate V GP, Ltd.
Its:	General Partner

By:	/s/ Yu Luo
Name:	Yu Luo
Title:	Authorized Signatory

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

SERIES C INVESTOR:

Orchids Limited

By:	/s/ Fei Chen
Name:	Fei Chen
Title:	Authorized Signatory

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

SERIES C INVESTOR:

Boxer Capital, LLC

By:	/s/ Aaron Davis
Name:	Aaron Davis
Title:	Chief Executive Officer

MVA Investors, LLC

By:	/s/ Aaron Davis
Name:	Aaron Davis
Title:	Chief Executive Officer

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

SERIES C INVESTOR:

HBM Healthcare Investments (Cayman) Ltd.

By:	/s/ Jean-Marc Lesieur
Name:	Jean-Marc Lesieur
Title:	Managing Director

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

ADDITIONAL SERIES C INVESTOR:

BlackRock Health Sciences Opportunities Portfolio, a Series of BlackRock Funds

By:	BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director

BlackRock Health Sciences Trust

By:	BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director

BlackRock Health Sciences Trust II

By:	BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director

[Signature Pages to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

ADDITIONAL SERIES C INVESTOR:

BlackRock Health Sciences Master Unit Trust

By:	BlackRock Capital Management, Inc, its investment Adviser

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director

[Signature Pages to Shareholders Agreement]

Schedule I

List of Ordinary Shareholders

Name of Shareholder	Class of Shares	Number of Shares
Zheng Wei 郑伟	Ordinary Shares	10,245,798
BioFortune Inc.	Ordinary Shares	10,245,798
Connect Union Inc.	Ordinary Shares	4,473,305
上海旻荟企业管理咨询合伙企业（有限合伙）	Ordinary Shares	9,232,700

Schedule II

List of Series Pre-A Shareholders

Name of Shareholder	Class of Shares	Number of Shares
XIN PING HOLDINGS LTD.	Series Pre-A Preferred Shares	939,000
西藏龙脉得股权投资中心（有限合伙）	Series Pre-A Preferred Shares	939,000
Excellent Health Limited	Series Pre-A Preferred Shares	1,231,000

Schedule III

List of Series A Shareholders

Name of Shareholder	Class of Shares	Number of Shares
QIMING VENTURE PARTNERS V, L.P.	Series A Preferred Shares	4,108,100
QIMING MANAGING DIRECTORS FUND V, L.P.	Series A Preferred Shares	127,500
Northern Light Venture Capital IV, Ltd.	Series A Preferred Shares	2,117,800
南京凯泰创业投资合伙企业（有限合伙）	Series A Preferred Shares	847,100
北京龙磐生物医药创业投资中心（有限合伙）	Series A Preferred Shares	1,270,700

Schedule IV

List of Series B Shareholders

Name of Shareholder	Class of Shares	Number of Shares
Advantech Capital II Connect Partnership L.P.	Series B Preferred Shares	8,286,202
QIMING VENTURE PARTNERS V, L.P.	Series B Preferred Shares	982,272
QIMING MANAGING DIRECTORS FUND V, L.P.	Series B Preferred Shares	30,486
Northern Light Venture Capital IV, Ltd.	Series B Preferred Shares	276,206
Co-win Healthcare Fund II, L.P.	Series B Preferred Shares	552,413

Schedule V

List of Series C Shareholders

Name of Shareholder	Class of Shares	Number of Shares
RA Capital Healthcare Fund, L.P.	Series C Preferred Shares	4,299,267
BLACKWELL PARTNERS LLC – SERIES A	Series C Preferred Shares	445,075
RA Capital NEXUS Fund, L.P.	Series C Preferred Shares	1,581,447
QIMING VENTURE PARTNERS V, L.P.	Series C Preferred Shares	306,772
QIMING MANAGING DIRECTORS FUND V, L.P.	Series C Preferred Shares	9,518
Qiming Venture Partners VII, L.P.	Series C Preferred Shares	2,820,613
Qiming VII Strategic Investors Fund, L.P.	Series C Preferred Shares	25,992
LAV BIOSCIENCES FUND V, L.P.	Series C Preferred Shares	3,162,894
Orchids Limited	Series C Preferred Shares	1,581,447
Boxer Capital, LLC	Series C Preferred Shares	2,307,806
MVA Investors, LLC	Series C Preferred Shares	64,365
HBM Healthcare Investments (Cayman) Ltd.	Series C Preferred Shares	1,581,447

Schedule IV

List of Additional Series C Shareholders

Name of Shareholder	Class of Shares	Number of Shares
BlackRock Health Sciences Opportunities Portfolio, a Series of BlackRock Funds	Series C Preferred Shares	790,722
BlackRock Health Sciences Trust	Series C Preferred Shares	39,540
BlackRock Health Sciences Trust II	Series C Preferred Shares	2,305,747
BlackRock Health Sciences Master Unit Trust	Series C Preferred Shares	26,885

Schedule VI

Address for Notices

If to the Group Companies or the Founder Parties:

Address: Suzhou Connect Biopharmaceuticals, Ltd.

3rd floor, East R&D Building, Science and Technology Park, #6 Beijing West Road, 215400 Taicang, Jiangsu, China

Contact Person: Chris Song

If to 上海旻荟企业管理咨询合伙企业（有限合伙）:

Address: 江苏省苏州市太仓市朝阳路3号香塘发展大厦8楼

Contact Person: 叶清

If to Excellent Health Limited:

Address: Room 2C, 20/F, Malaysia Building, 50 Gloucester Road, Wan Chai, Hong Kong

Attention: Mr. ZHAO Guibin

If to 南京凯泰创业投资合伙企业（有限合伙）:

Address: 上海市南京西路1468号中欣大厦1801室

If to XIN PING HOLDINGS LTD.:

Address: H1-401, No.1 Longdong Avenue, Pudong new district, Shanghai

Contact Person: Julie Ye

If to 西藏龙脉得股权投资中心（有限合伙）:

Address: 北京市西城区西直门外大街1号西环广场T2-8C12

Contact Person: 朱翔

If to Qiming:

11100 NE 8th Street

Suite 200

Bellevue, Washington 98004

Attention: Robert Headley

If to Northern Light Venture Capital IV, Ltd.:

Address: 香港中环夏慤道10号和记大厦17楼1701室/Suite 1701, 17/F, Hutchison House, 10 Harcourt Road, Central, Hong Kong

Contact Person: Jeffrey David Lee/Canny Chan

If to 北京龙磐生物医药创业投资中心（有限合伙）:

Address: 北京市西城区西直门外大街1号院2好楼17C1

Contact Person: 徐光宇

If to Advantech Capital II Connect Partnership L.P.:

Address: Suite 1702-03, 17/F, One Exchange Square, 8 Connaught Place, Central, Hong Kong

Attention: Director

If to Co-win Healthcare Fund II, L.P.:

Address: Room 2C, 20/F, Malaysia Building, 50 Gloucester Road, Wan Chai, Hong Kong

Attention: Mr. ZHAO Guibin

If to RA Capital Healthcare Fund, L.P.:

RA Capital Management, L.P.

200 Berkeley Street

18th Floor

Boston, MA 02116

Attn: General Counsel

If to BLACKWELL PARTNERS LLC – SERIES A:

Blackwell Partners LLC – Series A

280 S. Mangum Street

Suite 210

Durham, NC 27701

Attn: Jannine Lall

If to RA Capital NEXUS Fund, L.P.:

RA Capital Management, L.P.

200 Berkeley Street.

18th Floor

Boston, MA 02116

Attn: General Counsel

If to LAV BIOSCIENCES FUND V, L.P. and Orchids Limited:

Address: Unit 902-904, Two China Chem Central, 26 Des Voeux Road Central, Hong Kong

Attention: Josh JIN

If to Boxer Capital, LLC or MVA Investors, LLC:

Address:	11682 El Camino Real, Suite 320
San Diego, California 92130
United States
Attention:	Aaron Davis

If to HBM Healthcare Investments (Cayman) Ltd.:

Address: Governors Square, Suite #4-212-2

23 Lime Tree Bay Avenue

PO Box 30852

Grand Cayman, KY1-1204, Cayman Islands

If to Additional Series C Investors:

Address:

Attention:

Schedule VII

Further Arrangement for the ESOP

(a)

If the enrollment of patients for CBP-307’s UC indication Phase II clinical trial in China was accomplished (in Chinese, 完成CBP-307项目UC的国内二期临床病人入组), 114,047 Ordinary Shares shall be issued to the ESOP Holdco and 70,228 Ordinary Shares shall be issued to the Founder Parties;

(b)

If the enrollment of patients for CBP-307’s CD indication Phase II clinical trial in China was accomplished (in Chinese, 完成CBP-307项目CD的国内二期临床病人入组), 114,047 Ordinary Shares shall be issued to the ESOP Holdco and 70,228 Ordinary Shares shall be issued to the Founder Parties;

(c)

If the Top Line Positive data for effectiveness validation was obtained on patients enrolled for CBP-307’s CD or UC indication Phase II (in Chinese, 获得CBP-307项目CD/(或)UC临床2期患者有效验证性Top Line Positive数据), 114,050 Ordinary Shares shall be issued to the ESOP Holdco and 70,226 Ordinary Shares shall be issued to the Founder Parties.

Exhibit I

Deed of Adherence

This Deed of Adherence (“Deed of Adherence”) is executed by the undersigned (the “Transferee”) pursuant to the terms of the Second Amended and Restated Shareholders Agreement dated as of December 1, 2020 (the “Agreement”) by and among Connect Biopharma Holdings Limited, a Cayman Islands exempted company (the “Company”) and certain of its shareholders and certain other parties named thereto, and in consideration of the Shares acquired by the Transferee thereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Deed of Adherence, the Transferee agrees as follows:

1. Acknowledgment. Transferee acknowledges that Transferee is acquiring [number] [Preferred/Ordinary] shares of the Company (the “Shares”) from [name of transferor] (the “Transferor”), subject to the terms and conditions of the Agreement.

2. Agreement. Immediately upon transfer of the Shares, Transferee (i) agrees that the Shares acquired by Transferee shall be bound by and subject to the terms of the Agreement applicable to the Transferor, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a/an [Ordinary Shareholder thereunder]/[Series [*] Investor thereunder].

3. Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4. Governing Law. This Deed of Adherence shall be governed in all respects by the laws of the Hong Kong Special Administrative Region without regard to conflicts of law principles.

EXECUTED AND DATED this                                 day of                                  ,             .

TRANSFEREE:

By:
Name:
Title:

Attn:
Address:
Tel:
Fax:
Email:

Exhibit II

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement dated [*] pursuant to the Second Amended and Restated Shareholders Agreement dated as of December 1, 2020 (the “Agreement”) by and among Connect Biopharma Holdings Limited, a Cayman Islands exempted company (the “Company”) and certain of its shareholders and certain other parties named thereto.

Capitalized terms used but not defined in this Joinder Agreement shall have their meanings in the Agreement.

The undersigned hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it shall be deemed to be a Party to the Agreement as of the date hereof and shall have all of the rights and obligations of the “[Ordinary Shareholder]” thereunder, as the case may be, as if it had executed the Agreement.

The undersigned hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first written above.

[*]

By:
Name:
Title: